REGULATION S SECURITIES SUBSCRIPTION AGREEMENT


                              By and between

                            SUCCESSORIES, INC.

                                    and

                         SEACREST CAPITAL LIMITED
                                    and
                         FAIRWAY CAPITAL LIMITED,
                              as Subscribers















     THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES COMMISSION OF ANY STATE UNDER ANY STATE SECURITIES LAW. THEY ARE BEING OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATION S ("REGULATION S") PROMULGATED UNDER THE ACT. THE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO U.S. PERSONS (AS SUCH TERM IS DEFINED IN REGULATION S) UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR SUCH OFFERS, SALES AND TRANSFERS ARE MADE PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

     THIS REGULATION S SECURITIES SUBSCRIPTION AGREEMENT (the "Agreement" or the "Subscription Agreement") is executed by each of the undersigned (each a "Subscriber" and collectively, the "Subscribers") in connection with the subscription by the Subscribers for Series A Cumulative Convertible Preferred Stock (the "Preferred Stock") of SUCCESSORIES, INC., an Illinois corporation (the "Company").

     WHEREAS, the Company is offering for sale pursuant to Regulation S ("Regulation S") under the United States Securities Act of 1933, as amended (the "Act") 400 shares of Preferred Stock (the "Preferred Shares"), with a liquidation preference of $5,000 per share at a purchase price of $3,950 per share, the terms of which are set forth in the form of a Certificate of Designation of the Preferred Stock attached hereto as EXHIBIT A (the "Certificate of Designation"); and

     WHEREAS, each Subscriber wishes to subscribe for the Preferred Shares set forth opposite such Subscriber's name on Schedule 1.1 hereto, in accordance with the terms and conditions of this Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.   SUBSCRIPTION AND CLOSING; ESCROW

     1.` SUBSCRIPTION. Subject to the terms and conditions of this Agreement, each Subscriber hereby subscribes for, and the Company hereby agrees to issue and sell to each such Subscriber, the number of Preferred Shares, and at the aggregate price set forth, opposite each Subscriber's name as indicated on Schedule 1.1 to this Agreement. Certificates for the Preferred Shares will be issued in the names and denominations requested by the Subscribers in a notice delivered to the Company no later than one business day prior to the Closing (as hereinafter defined).

     2.` CLOSING. Contemporaneous herewith, each Subscriber, the Company, and Illinois Stock Transfer Company, serving as the transfer agent for the Company (the "Transfer Agent") shall enter into that certain Book Entry Transfer Agent Agreement in the form attached hereto as EXHIBIT B (the "Transfer Agent Agreement"). As contemplated therein, the Transfer Agent shall serve as an escrow agent to facilitate the closing of the subscription referred to above (the "Closing"), and, thereafter, shall perform the "paying agent" and "book entry" functions contemplated therein.

     3.` PAYMENT OF PURCHASE PRICE AND DELIVERY OF PREFERRED SHARES. Payment of the purchase price for the Preferred Shares by the Subscribers, and delivery of the Preferred Shares by the Company, shall be effected pursuant to the procedures established in the Transfer Agent Agreement.

     4.` MULTIPLE SUBSCRIBERS. This Agreement may be executed by one or more Subscribers. In the event that this Agreement pertains to a subscription by a single Subscriber only, all references to the "Subscribers" or "each Subscriber" shall be deemed to refer to such single Subscriber.

2.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF COMPANY

     The Company represents and warrants to and covenants with the Subscribers as follows:

     1.` ORGANIZATION, GOOD STANDING, AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the business or properties of the Company and its subsidiaries taken as a whole.

     2.` AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, and the performance of all obligations of the Company hereunder and the authorization, issuance (or reservation for issuance) and delivery of the Preferred Shares and the shares of the common stock, par value $.01 per share (the "Common Stock") of the Company issuable upon conversion of the Preferred Shares have been taken (such shares of Common Stock are hereinafter referred to as the "Common Shares", and the Preferred Shares and Common Shares are hereinafter referred to as the "Securities").

     3.` AGREEMENT. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of this Agreement by each Subscriber, is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     4.` CAPITAL STOCK. The Company has an authorized capitalization as set forth on Schedule 2.4. All outstanding shares of capital stock of the Company have been duly authorized and are fully paid and non-assessable. Other than as set forth on Schedule 2.4 or as disclosed in the SEC Reports (as such term is defined in Section 2.6 below), there are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of capital stock of the Company.

     5.` VALID ISSUANCE OF SECURITIES. When issued and delivered in accordance with the terms of this Agreement, the Preferred Shares will be duly and validly issued and outstanding, fully paid and non-assessable, free and clear of any claims or pre-emptive rights, and (assuming the representations and warranties of the Subscribers herein are true and correct in all material respects) will have been issued in compliance with all applicable U.S. federal and state securities law. Under current law and administrative rules governing Regulation S, the Common Shares, when issued upon conversion in accordance with the terms of the Preferred Shares, shall be duly and validly issued and outstanding, fully paid and nonassessable, free and clear of any claims or pre-emptive rights, and will have been issued in compliance with all applicable U.S. federal and state securities laws (assuming the accuracy of all material representations and warranties of the Subscribers herein).

     6.` SEC REPORTS; FINANCIAL STATEMENTS. The Company has timely filed all forms, reports and documents with the Securities and Exchange Commission (the "Commission") since January 1, 1995, required to be filed by it under the Securities Exchange Act of 1934, as amended (the "1934 Act") through the date hereof (collectively, the "SEC Reports"). Such SEC Reports, at the time filed, complied as to form in all material respects with the requirements of the 1934 Act. None of the SEC Reports, including without limitation any financial statements or schedules included therein, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. There have been no material adverse changes in the Company's business, properties, results of operations, condition (financial or otherwise) or prospects since the date of the Company's most recent Quarterly Report on Form 10-Q for the quarter ended August 3, 1996, which have not been disclosed to the Subscribers in writing (either directly by the Company or by delivery by the Company to the Subscribers). The audited and unaudited consolidated balance sheets of the Company and its subsidiaries contained in the SEC Reports, and the related consolidated statements of income, changes in stockholders' equity and changes in cash flows for the periods then ended (the consolidated balance sheet of the Company and its subsidiaries as of February 3, 1996 is hereinafter referred to as the "Balance Sheet"), including the footnotes thereto, except as indicated therein, have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated, except that the unaudited financial statements do not contain notes and may be subject to normal audit adjustments and normal annual adjustments. The Balance Sheet fairly presents the financial condition of the Company and its subsidiaries at the date thereof and, except as indicated therein, reflects all claims against and all debts and liabilities of the Company and its subsidiaries, fixed or contingent, as at the date thereof and the related statements of income, stockholders' equity and changes in cash flows fairly present the results of the operations of the Company and its subsidiaries and the changes in their financial position for the period indicated. Since February 3, 1996 (the "Balance Sheet Date"), except as disclosed in the SEC Reports, there has been (x) no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of the Company and its subsidiaries, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation, act of God, public force or otherwise and (y) no change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of the Company and its subsidiaries except in the ordinary course of business; and no fact or condition exists or is contemplated or threatened which might cause such a change in the future.

     7.` CURRENT PUBLIC INFORMATION. The Company is a "reporting issuer" as defined in Rule 902(l) of Regulation S and it has a class of securities registered under Section 12(b) or 12(g) of the 1934 Act. The Company has delivered to the Subscribers copies of the Company's Form 10-K Annual Report for the most recent fiscal year ended, Form 10-Q for the most recent fiscal quarter ended, most recent proxy statement for its Annual Meeting of Shareholders, and each interim report on Form 8-K filed by the Company since the date of its most recent Annual Report on Form 10-K. In addition, the Company has delivered to each Subscriber a draft of the proposed Form 10-Q for the fiscal quarter ended August 3, 1996 and a Confidential Private Placement Memorandum dated July 29, 1996 from Duff & Phelps containing certain information and forecasts with respect to the Company.

     8.` NO DIRECTED SELLING EFFORTS IN REGARD TO THIS TRANSACTION; COMPLIANCE WITH REGULATION S. The Company has not, and to the best of the Company's knowledge no Subscriber nor any distributor, if any, participating in the offering of the Securities nor any person acting for the Company or any such distributor has conducted any "directed selling efforts" as that term is defined in Rule 902 of Regulation S. The Company has not offered the Securities to the Subscribers in the U.S. or to any person in the United States or any U.S. person. The Company represents and warrants that the offering by the Company of the Securities to the Subscribers, as contemplated in this Agreement (the "Offering") is not part of a plan or scheme to evade the registration provisions of the Act.

     9.` NO CONFLICTS. Except as set forth on Schedule 2.9, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby does not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under, the Certificate of Incorporation or bylaws of the Company, or any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, or any existing applicable decree, judgment or order of any court, Federal or State regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any of its properties or assets.

     10.` NO ACTION. The Company has not taken and will not take any action that will affect in any way the running of the Restricted Period (as such term is defined in Section 3.1 below) or the ability of any Subscriber to resell freely the Securities in accordance with applicable securities laws and the Agreement.

     11.` COMPLIANCE WITH LAWS. As of the date hereof, the conduct of the business of the Company complies in all material respects with all statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto, except for non compliance which would not have a material adverse effect on the business, properties, condition (financial or otherwise), results of operations or prospects of the Company (a "Material Adverse Effect"). The Company has not received notice of any alleged violation of any statute, law, regulation, ordinance, rule, judgement, order or decree from any governmental authority, which would have a Material Adverse Effect.

     12.` LITIGATION. Except as disclosed in the SEC Reports, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened, against or affecting the Company, or any of its properties, which could reasonably be expected to result in any material adverse change in the business, properties, results of operations, condition (financial or otherwise), or prospects of the Company, or which could reasonably be expected to materially and adversely affect the properties or assets of the Company or which could reasonably be expected to interfere with the Company's ability to consummate the transactions contemplated by this Agreement.

     13.` DISCLOSURES. There is no fact known to the Company (other than general economic conditions known to the public generally) that has not been disclosed in writing to the Subscribers that (a) could reasonably be expected to have a Material Adverse Effect or (b) except as disclosed on
Schedule 2.9, could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement and the issuance of the Securities hereunder.

     14.` PRIOR ISSUANCES UNDER REGULATION S; PRIVATE PLACEMENTS. Except as set forth in the SEC Reports, the Company has not issued any shares of its Common Stock (or securities convertible into or exercisable for shares of Common Stock) (i) under Regulation S ("Regulation S Securities"), except for shares of Common Stock issued as an adjustment to, or in connection with a conversion or exercise of, Regulation S Securities or
(ii) pursuant to any other exemption from registration under the Act.
     15.` COMMISSIONS. Except as disclosed on Schedule 2.15, and except for a fee which is payable by the Company as contemplated in the Transfer Agent Agreement to Alpine Capital Partners (Evan Bines) for services rendered to the Company not to exceed three percent (3%) of the aggregate purchase price of the Preferred Shares, no other person, firm or corporation will be entitled to receive any brokerage fee, commission or other similar payment from the Company in connection with the consummation of the transactions contemplated hereby and the Company shall not make any such payment to any person, firm or corporation other than (i) Alpine Capital Partners (Evan Bines), and (ii) any payment the Company may make to compromise or settle the matter disclosed on Schedule 2.15.

3. REPRESENTATIONS AND WARRANTIES OF SUBSCRIBER; ACCESS TO INFORMATION; INDEPENDENT INFORMATION; INDEPENDENT INVESTIGATION

     Each Subscriber represents and warrants to the Company, on its own behalf and on behalf of each person or entity for which the Subscriber is acting as a fiduciary, as follows:

     1.`  OFFSHORE TRANSACTION.

          (a) no Subscriber is a "U.S. person" as that term is defined in Rule 902(o) of Regulation S (a copy of which definition is attached as EXHIBIT C), and no Subscriber is an entity organized or incorporated under the laws of any foreign jurisdiction by any "U.S. person" principally for the purpose of investing in securities not registered under the Act, unless the Subscriber is or was organized or incorporated by "U.S. persons" who are accredited investors (as defined in Rule 501(a) under the Act) and who are not natural persons, estates or trusts ("Institutional Investors");

          (b) the Preferred Shares were not offered to any Subscriber or to any Investor in the United States and at the time of execution of this Subscription Agreement and of any offer to such Subscriber to purchase the Preferred Shares hereunder, such Subscriber was outside the United States;

          (c) each Subscriber is purchasing the Securities for its own account and not on behalf of or for the benefit of any U.S. person and the resale of the Securities has not been prearranged with any buyer in the United States;

          (d) each Subscriber agrees and to the best knowledge of the Subscriber each distributor, if any, participating in the offering of the Securities, has agreed that all offers and sales of the Securities prior to the expiration of a period commencing on the Closing and ending forty (40) days thereafter (the "Restricted Period") shall not be made to U.S. persons or for the account or benefit of U.S. persons and shall otherwise be made in compliance with the provisions of Regulation S. No Subscriber has been engaged or acted as or on behalf of a distributor or dealer (and is not an affiliate of a distributor or dealer) with respect to this transaction.

     2.d INDEPENDENT INVESTIGATION. Each Subscriber, in offering to subscribe for the Securities hereunder, has, prior to the date hereof, been given access to and the opportunity to examine all books and records of the Company, and all material contracts and documents of the Company. In making its investment decision to purchase the Securities, no Subscriber is relying on any oral or written representations or assurances from the Company or any other person or any representation of the Company or any other person other than as set forth in this Agreement, the SEC Reports or in a document executed by a duly authorized representative of the Company making reference to this Agreement. Each Subscriber has such experience in business and financial matters that it is capable of evaluating the risk of its investment and determining the suitability of its investment. Each Subscriber is a sophisticated investor, as defined in Rule 506(b)(2)(ii) of Regulation D under the Act, and an "accredited investor" as defined in Rule 501 of Regulation D under the Act, a copy of which definition is attached hereto as EXHIBIT D.

     3.d ECONOMIC RISK. Each Subscriber understands and acknowledges that an investment in the Securities involves a high degree of risk, including a possible total loss of investment. Each Subscriber represents that it is able to bear the economic risk of an investment in the Securities.

     4.d NO GOVERNMENT RECOMMENDATION OR APPROVAL. Each Subscriber understands that no United States federal or state agency or similar agency of any other country has passed upon or made any recommendation or endorsement of the Company, this transaction or the subscription of the Securities.

     5.d NO DIRECTED SELLING EFFORTS IN REGARD TO THIS TRANSACTION. No Subscriber has conducted any "directed selling efforts" as that term is defined in Rule 902 of Regulation S. Such activity includes, without limitation, the mailing of printed material to investors residing in the United States, the holding of promotional seminars in the United States, the placement of advertisements with radio or television stations broadcasting in the United States or in publications with a general circulation in the United States, which discuss the offering of the Securities.

     6.d NO REGISTRATION. Each Subscriber understands that the Securities have not been registered under the Act and are being offered and sold pursuant to an exemption from registration contained in the Act based in part upon the representations of such Subscriber contained herein. The Common Shares do, however, carry certain registration rights as set forth in the Registration Rights Agreement executed by the parties hereto in the form attached hereto as EXHIBIT E (the "Registration Rights Agreement").

     7.d NO PUBLIC SOLICITATION. Without conducting any independent investigation, no Subscriber knows of any public solicitation or advertisement of an offer in connection with the proposed issuance and sale of the Securities.

     8.d INVESTMENT INTENT. Each Subscriber is acquiring the Securities for such Subscriber's own account, for investment and not with a view to the distribution thereof. Each Subscriber understands that except as set forth in the Registration Rights Agreement, the Company has no present intention of registering any such sale of the Securities. Each Subscriber represents and warrants to the Company that it has no present plan or intention of selling the Securities in the United States, has made no predetermined arrangements to sell the Securities (other than the registration provisions contained in the Registration Rights Agreement, which pertain only to a potential method of disposing of the Common Shares) and that the Offering, together with any subsequent resale by any Subscriber of the Securities, is not part of a plan or scheme to evade the registration provisions of the Act. No Subscriber currently has a short position in the Common Shares, including any short call position or any long put position or any contract or arrangement that has the effect of eliminating or substantially diminishing the risk of ownership of the Securities, nor has any Subscriber engaged in any hedging transaction with respect to the Securities.

     9.d INCORPORATION AND AUTHORITY. Each Subscriber has the full power and authority to execute, deliver and perform this Agreement and to perform its obligations hereunder. This Agreement has been duly approved by all necessary action of each Subscriber, including any necessary shareholder approval, has been executed by persons duly authorized by each Subscriber, and constitutes a valid and legally binding obligation of each Subscriber, enforceable in accordance with its terms.

     10.d NO RELIANCE ON TAX ADVICE. Each Subscriber has reviewed with his, her or its own tax advisors the foreign, federal, state and local tax consequences of this investment, where applicable, and the transactions contemplated by this Agreement. Each Subscriber is relying solely on such advisors and not on any statements or representations of the Company or any of its agents and understands that such Subscriber (and not the Company) shall be responsible for the Subscriber's own income tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

     11.d INDEPENDENT LEGAL ADVICE. Each Subscriber acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with his, her or its own legal counsel. Each Subscriber is relying solely on such counsel and not on any statements or representations of the Company or any of its agents for legal advice with respect to this investment or the transactions contemplated by this Agreement, except for the representations, warranties and covenants set forth herein and on the opinion provided for in Section 5.7 hereof.

4.   LEGENDS; SUBSEQUENT TRANSFER OF SECURITIES

     1.d LEGENDS. The certificate(s) representing the Preferred Shares shall bear a legend substantially as set forth below and any other legend, if such legend or legends are reasonably required to comply with state, federal or foreign law. Assuming that there are no changes in the material facts set forth in Section 3 of this Agreement or applicable law from the date hereof until the date of conversion, all certificates representing the Common Shares into which the Preferred Shares are converted after the Restricted Period shall not bear a legend.

     "The Securities of Successories, Inc. (the "Issuer") represented hereby have been issued pursuant to Regulation S, promulgated under the United States Securities Act of 1933, as amended (the "Act"), and have not been registered under the Act or any applicable state securities laws. These Securities may not be offered or sold within the United States or to or for the account of a "U.S. Person" (as that term is defined in Regulation S) during the period commencing on the sale of these securities and ending on the fortieth (40th) day following completion of the Regulation S offering of the Issuer pursuant to which these securities have been issued, which day is October 16, 1996 (the "Restricted Period"). The Securities represented by this certificate  may  first  be  converted  into  common stock of the issuer on October 26, 1996 and are subject to further restrictions on conversion as set forth in this certificate. The Issuer will notify the transfer agent of the date of completion of such offering and of the expiration of such Restricted Period."

     2.d TRANSFERS. The Company agrees, and shall instruct its agents, that the Securities may be transferred to any person or entity who is not an affiliate of the Company if such transfer occurs after the Restricted Period, without (a) any further restriction on transfer (provided the transfer is made in compliance with the Act) or (b) the entry of a "stop transfer" order against such Securities, and the Securities delivered to the transferee shall not bear a legend. The Company may place a stop transfer order on any Preferred Shares or Common Shares during the Restricted Period for the duration of the Restricted Period. Upon election by a Subscriber to convert the Preferred Shares into Common Shares, such Subscriber shall deliver to the Transfer Agent a duly completed Notice of Conversion (a "Notice of Conversion").

5.   COVENANTS OF THE COMPANY

     1.d ACCOUNTANTS. For as long as any Preferred Shares remain outstanding, the Company shall, until at least the second anniversary of the date of the Closing (the "Closing Date"), maintain as its independent auditors an accounting firm that is authorized to practice before the SEC.

     2.d CORPORATE EXISTENCE AND TAXES. For as long as any Preferred Shares remain outstanding, the Company shall maintain its corporate existence in good standing, and shall pay all its taxes when due except for taxes which the Company disputes in good faith and for which adequate reserves are established on the Company's books and records.

     3.d  RESERVED SHARES AND  LISTINGS.   For  so  long  as  any Preferred
Shares remain outstanding:

          (a) the Company will reserve from its authorized but unissued shares of Common Stock a sufficient number of Common Shares to permit the conversion in full of the then outstanding Preferred Shares; and

          (b) the Company will maintain the listing of its Common Stock on the NASDAQ stock market; and

          (c) until such time as all of the Preferred Shares have been converted into Common Shares, the Company will not repurchase more than ten percent (10%) of its Common Stock issued and outstanding on the date hereof or otherwise enter into any other transaction (including stock split, recapitalization or other transaction) which would cause a decrease in the number of its shares of Common Stock issued and outstanding (other than transactions that similarly decrease the number of shares of Common Stock into which the Preferred Shares are convertible); and

          (d) the Company will (I) retain the Transfer Agent as the stock transfer agent of the Company, and (II) if the Transfer Agent voluntarily or involuntarily fails to so serve, select an independent, unaffiliated replacement stock transfer agent willing to perform the duties of the Transfer Agent under the Transfer Agent Agreement.

     4.d ISSUANCE OF COMMON SHARES. Upon conversion of the Preferred Shares in accordance with their terms, the Company will, and will use its best lawful efforts to cause the Transfer Agent to, issue one or more certificates representing Common Shares in such name or names and in such denominations specified by a Subscriber in a Notice of Conversion. The Common Shares to be issued upon conversion of the Preferred Shares shall not bear any restrictive legends and shall be freely tradeable, subject to compliance with Federal and state securities laws and the terms of the Preferred Shares. Consistent with the Transfer Agent Agreement, the
Company further warrants that no instructions other than these instructions, and instructions for a "stop transfer" until the end of the Restricted Period, have been or will be given to the Transfer Agent and also warrants that the Common Shares shall otherwise be freely transferable by Subscriber on the books and records of the Company subject to compliance with Federal and State securities laws and the terms of the Preferred Shares. The Company will notify the Transfer Agent of the date of completion of the Offering and of the date of expiration of the Restricted Period. Nothing in this section shall affect in any way a Subscriber's obligations and agreement to comply with all applicable securities laws upon resale of the Securities.

     5.d COPIES OF INFORMATION. The Company undertakes to furnish each Subscriber with copies of such other information as may be reasonably requested by such Subscriber prior to consummation of this Offering. The Company will provide the Subscribers with copies of all future filings under the 1934 Act for so long as any Preferred Shares are outstanding.

     6.d COMPLIANCE WITH LAWS. The Company shall comply with all applicable Federal and state securities laws with respect to the sale of the Securities, including but not limited to the filing of all reports required to be filed in connection therewith with the SEC or any stock exchange or the NASDAQ Stock Market or any other regulatory authority.

     7.d OPINION OF COUNSEL. Each Subscriber shall, prior to the Closing, receive an opinion letter from counsel to the Company, to the effect that
(i) the Company is duly incorporated and validly existing; (ii) this Agreement, the issuance of the Preferred Shares, and the issuance of the Common Shares upon conversion of the Preferred Shares have been duly approved by all required corporate action, and that both the Preferred Shares and the Common Shares, upon due issuance, shall be validly issued and outstanding, fully paid and nonassessable; and (iii) this Agreement and the Registration Rights Agreement are each valid and binding obligations of the Company, enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of laws governing specific performance and other equitable remedies; except that with respect to the foregoing opinions counsel may add such qualifications as are consistent with firm practice. The Company further covenants that, contemporaneously with the execution of the Transfer Agent Agreement, it will arrange for issuance of any legal opinions required by the Company's Transfer Agent in order to ensure that the Common Shares are issued without restrictive legends upon receipt of a Notice of Conversion, as contemplated in the Transfer Agent Agreement.

     8.d CONSULTATION WITH LEGAL COUNSEL. The Company shall consult with its legal counsel regarding its 1934 Act filing requirements including, but not limited to, the possible obligation of the Company to file Form 8-K in connection with the Offering, and will timely make any and all such filings deemed necessary by such counsel.

     9.d REGISTRATION RIGHTS. The Company will grant the Subscribers the registration rights covering the Common Shares issuable on conversion of the Preferred Shares on the terms of the Registration Rights Agreement.

6.   COVENANTS OF THE SUBSCRIBERS.

     1.d DEALINGS IN COMMON SHARES. Each Subscriber covenants that neither it nor any of its affiliates nor any person acting on its or their behalf has the intention of entering, or will enter during the Restricted Period, into any put option, short position or any hedging transaction or other similar instrument or position with respect to the Common Shares or securities of the same class as the Common Shares and neither it nor any of its affiliates nor any person acting on its or their behalf will use at any time Common Shares to settle any put option, short position or other similar instrument or position that may have been entered into prior to the execution of this Agreement.

     2.d NO SALE IN VIOLATION OF THE ACT. Each Subscriber further covenants that it will not make any sale, transfer or other disposition of the Securities in violation of the Act (including Regulation S) or the rules and regulations of the Commission promulgated thereunder. Each Subscriber acknowledges and agrees that the Securities may and will only be resold (a) in compliance with Regulation S; (b) pursuant to a Registration Statement under the Act; or (c) pursuant to an exemption from registration under the Act.


7.   ISSUANCE OF FURTHER SECURITIES

     1.d RIGHT OF FIRST REFUSAL. The Company hereby grants to the Subscribers the right of first refusal to purchase all (or any part) of New Securities (as defined in this Section) that the Company may, from time to time, propose to sell and issue. "New Securities" shall mean any capital stock of the Company, whether now authorized or not, and rights, options or warrants to purchase said capital stock, and debt or equity securities of any type whatsoever that are, or may become, convertible into said capital stock; provided, however, that the term "New Securities" does not include securities issued in Excluded Financings. "Excluded Financings" mean (i) non-convertible debt or non-convertible preferred stock financings of any type, (ii) public offerings at the market price of the Common Stock, (iii) private financings at a price, including conversion price, at least equal to the then-current market price of the Common Stock (determined as set forth in the Certificate of Designation), (iv) project financings, (v) bank financings, (vi) the issuance and sale of, or the grant of options to purchase, shares of Common Stock pursuant to any of the Company's employee or director stock option, compensation, bonus or incentive plans, (vii) the issuance or sale of Common Stock and/or warrants for the acquisition by the Company of operating assets to be owned and operated by the Company or a subsidiary of the Company, (viii) the issuance of shares of Common Stock pursuant to or in connection with (A) warrants for the purchase of 112,000 shares of Common Stock issued to certain investors holding subordinated debt of the Company and options for the purchase of 150,000 shares of Common Stock to be issued in connection with the extension of the terms of such subordinated debt; (B) the Company's 1995 Employee Stock Purchase Plan; (C) the Company's Stock Option Plan; (D) options granted to Arnold M. Anderson pursuant to the terms of that certain Common Stock Option Agreement and that certain Incentive Stock Option Agreement; (E) options granted to James M. Beltrame pursuant to the terms of that certain Common Stock Option Agreement and that certain Incentive Stock Option Agreement;
(F) any merger or acquisition entered into by the Company; and (G) any existing options or warrants disclosed on Schedule 2.4 to this Agreement, and (ix) any other financings pursuant to which securities of the Company are issued, provided that such securities are not convertible, exchangeable or exercisable for shares of Common Stock which are either freely tradeable, or freely tradeable upon effectiveness of a registration statement which the Company is required to file with the SEC as part of such financing, in each case within one (1) year of the date hereof. In the event that the Company proposes to undertake an issuance of New Securities, it shall give the Subscribers written notice of its intention, describing the type of New Securities, the price and the general terms upon which the Company proposes to issue the same. Each Subscriber shall have fifteen (15) days from the date of receipt of any such notice to agree to purchase all or less than all of the New Securities for the price and upon the general terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. If any such Subscriber fails to exercise in full the right of first refusal within such fifteen (15) day period, then the Company shall have sixty (60) days thereafter to sell the New Securities respecting which the Subscribers' rights were not exercised, at a price and upon general terms no more favorable to the purchasers thereof than specified in the Company's notice. In the event that the Company has not sold the New Securities within such sixty (60) day period, the Company shall not thereafter issue or sell any New Securities without first offering such securities to the Subscribers in the manner provided above. The right of first refusal granted under this Section shall terminate upon the earlier of: (i) 180 days following the Closing Date; or (ii) the date upon which the Subscribers cease to own at least one-third of the Preferred Shares or the Common Shares issuable upon conversion thereof.

8.   LIQUIDATED DAMAGES FOR LATE CONVERSION.

     1.d LIQUIDATED DAMAGES. As set forth in the Certificate of Designation, the Company shall use its best efforts to issue and deliver, within three (3) New York Stock Exchange trading days after a Subscriber has fulfilled all conditions and submitted a Notice of Conversion duly executed and in proper form required for conversion as contemplated by the Transfer Agent Agreement (the "Deadline"), to such Subscriber or any party receiving the Preferred Shares by transfer from such Subscriber (together with such Subscriber, a "Holder"), at the address of the Holder set forth in the Notice of Conversion and in the absence thereof at such address as set forth in the Transfer Agent Agreement, a certificate or certificates for the number of Common Shares to which the Holder shall be entitled. The Company understands that a delay in the issuance of the Common Shares after the Deadline could result in economic loss to the Holder. If for any reason other than (x) a failure of any material representation or warranty of any Subscriber herein to be true and correct or (y) a change in law or administrative rules governing Regulation S that would prevent the Company from issuing Common Shares following the Restricted Period without restrictive legend, the Company fails to issue the Common Shares, as compensation to the Holder for such loss, and not as a penalty, the Company agrees to pay liquidated damages to the Holder for late issuance of Common Shares upon conversion in accordance with the following schedule (where "No. Business Days Late" is defined as the number of business days after the Deadline):

                                         Aggregate
    NO. BUSINESS DAYS LATE          LIQUIDATED DAMAGES
                                   (per each Preferred
                                    Share outstanding)


              1                           $ 50
              2                           $100
              3                           $150
              4                           $200
              5                           $250
              6                           $300
              7                           $350
              8                           $400
              9                           $450
             10                           $500
            >10                           $500 + an additional $100
                                          for each Business Day Late
                                          beyond 10 days

The Company shall pay the Holder any liquidated damages incurred under this Section by wire transfer of immediately available funds to an account designated by Holder upon the earlier to occur of (i) issuance of the Common Shares to the Holder of the required Common Shares that were not issued, or (ii) each monthly anniversary of the receipt by the Company of such Holder's Notice of Conversion. Nothing herein shall waive the Company's obligations to deliver Common Shares upon a conversion of the Preferred Shares or limit any Subscriber's right to pursue actual damages for the Company's failure to issue and deliver Common Shares to such Subscriber in accordance with the terms of the Certificate of Designation, provided, any actual damages recoverable by any Subscriber shall be reduced to the extent of any previously paid liquidated damages hereunder.

     2.d CONVERSION NOTICE. The Company agrees that, in addition to any other remedies which may be available to the Subscribers, including, but not limited to the remedies available under Section 8.1, in the event the Company fails for any reason to effect delivery to a Subscriber of certificates representing Common Shares on or prior to the Deadline, such Subscriber will be entitled to revoke the Notice of Conversion by delivering a notice to such effect to the Company whereupon the Company and the Subscriber shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion.

9.   CONDITIONS TO CLOSING; DELIVERIES AT CLOSING.

     1.d CONDITIONS TO SUBSCRIBERS' OBLIGATIONS TO CLOSE. The obligations of the Subscribers to purchase the Preferred Shares offered hereunder are conditioned on the fulfillment or waiver of the following:

          (a)  the  execution  and  delivery   of   this   Agreement,   the
     Registration Rights Agreement and the Transfer Agent Agreement by the Company;

          (b) the execution and delivery of the Transfer Agent Agreement by the Transfer Agent;

          (c) all the representations and warranties of the Company in this Agreement as of the date hereof shall be true and correct at the Closing as if made on such date, and the Company shall have performed all actions required hereunder;

          (d) receipt of the opinion of legal counsel to the Company to the effect set forth in Section 5.7;

          (e) filing of the Certificate of Designation with the Secretary of State of Illinois; and

          (f) a waiver or consent of American National Bank and Trust Company of Chicago to the Company's consummation of, and performance under, this Agreement and the documents executed in connection herewith.

     2.f CONDITIONS TO THE COMPANY'S OBLIGATION TO CLOSE. The obligation of the Company to sell the Preferred Shares offered hereunder are conditioned on the fulfillment or waiver of the following:

          (a)  the   execution  and  delivery  of   this   Agreement,   the
     Registration Rights Agreement and the Transfer Agent Agreement by the Subscribers;

          (b) the execution and delivery of the Transfer Agent Agreement by the Transfer Agent;

          (c) all the representations and warranties of each Subscriber made in this Agreement as of the date hereof shall be true and correct at the Closing as if made on such date, and each Subscriber shall have performed all actions required hereunder; and

          (d) a waiver or consent of American National Bank and Trust Company of Chicago to the Company's consummation of, and performance under, this Agreement and the documents executed in connection herewith.


10.  GOVERNING LAW

     This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, U.S.A., applicable to agreements made in and wholly to be performed in that jurisdiction without regards to the choice of law rules of such state, except for matters arising under the Act or the 1934 Act which matters shall be construed and interpreted in accordance with such laws. Any action brought to enforce, or otherwise arising out of, this Agreement shall be heard and determined in either a Federal or state court sitting in the County of Dallas, State of Texas, U.S.A.

11.  ENTIRE AGREEMENT; AMENDMENT

     This Agreement, the Registration Rights Agreement, the Transfer Agent Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

12.  NOTICES, ETC.

     Any notice, demand or request required or permitted to be given by either the Company or any Subscriber pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or by facsimile, with a hard copy to follow by two day courier addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.

13.  CONFIDENTIALITY.

     The Subscribers will keep confidential all non-public information regarding the Company that they receive from the Company unless disclosure of such information is compelled by a court or other administrative body or otherwise necessary, in the opinion of Subscribers' counsel, to comply with applicable law. Neither party shall disclose any information regarding any of the transactions contemplated hereby without the prior consent of the other party, unless such disclosure is required in filings made with the SEC.

14.  COUNTERPARTS

     This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. A facsimile transmission of a signature hereto shall be valid as if an original and binding on all parties.

15.  SEVERABILITY

     In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

16.  TITLES AND SUBTITLES

     The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

17.  PARTIES IN INTEREST CITED

     This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

18.  INDEMNITY OF SUBSCRIBERS

     The Company hereby agrees to indemnify, defend and hold harmless each Subscriber from and against any damage, cost or expense (including, without limitation, defense costs) incurred by such Subscriber by reason of or arising out of any claim by Duff & Phelps associated with the transactions contemplated by this Agreement.








                     [SIGNATURE PAGES FOLLOW]


     The undersigned Subscribers acknowledge that this subscription shall not be effective unless accepted by the Company as indicated below.

Dated this 16th day of September, 1996.

SEACREST CAPITAL LIMITED FAIRWAY CAPITAL LIMITED
27 Wellington Road            27 Wellington Road
Cork, Ireland                      Cork, Ireland


Signature                     Signature

Place of Execution:           Place of Execution:
Great Britain                      Great Britain


     THIS SUBSCRIPTION IS ACCEPTED BY THE COMPANY ON THE 16TH DAY OF SEPTEMBER, 1996.

                                   SUCCESSORIES, INC.
                                   919 Springer Drive
                                   Lombard, Illinois 60148


                                   By:
                                   Print Name:
                                   Title:














44351.4H
                           SCHEDULE 1.1

                            SUBSCRIBERS



                       LIQUIDATION VALUE       NUMBER OF
                       OF PREFERRED       PREFERRED SHARES        AGGREGATE
NAME     ADDRESS      SHARES SUBSCRIBED   SUBSCRIBED FOR       PURCHASE PRICE
                       FOR                ($5,000 PER SHARE
                                             LIQUIDATION
                                              PREFERENCE)

Seacrest
Capital 27 Wellington    $740,000               148             US$584,600
Limited    Road
         Cork, Ireland
Fairway
Capital  27 Wellington   $1,260,000              252             US$995,400
Limited      Road
         Cork, Ireland
Totals                    $2,000,000              400          US$1,580,000




44351.4H
                           SCHEDULE 2.4

             Capitalization (as of September 12, 1996)

Shares of Common Stock:
     Authorized:             20,000,000
     Issued/Outstanding:      5,255,093
     Held in Treasury:              -0-

Shares of Preferred Stock:
     Authorized:              1,000,000
     Issued:                       -0-
     Outstanding:                  -0-

Convertible Securities:
Options:                      1,472,500
Warrants:                             *




* any future issuances of shares of the Company's Common Stock in connection with (i) the proposed acquisition of British Links by the Company and (ii) options for the purchase of 150,000 shares of Common Stock to be issued to certain investors holding subordinated debt of the Company in connectionwith an extension of such subordinated debt









44351.4H
                             EXHIBIT A

                          TO REGULATION S
                 SECURITIES SUBSCRIPTION AGREEMENT


                              FORM OF
  CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF SERIES A
                  CONVERTIBLE PREFERRED STOCK OF
                        SUCCESSORIES, INC.

                  PURSUANT TO SECTION 6.10 OF THE
       ILLINOIS BUSINESS CORPORATION ACT OF 1983, AS AMENDED


     NOW, THEREFORE, BE IT RESOLVED, that pursuant to the authority conferred upon the Board Directors of this Corporation in accordance with the provisions of the Articles of Incorporation there is hereby established a series of the authorized preferred stock of the Corporation, $100 par value per share, which series shall be designated as "Series A Cumulative Convertible Preferred Stock," and which shall consist of Four Hundred (400) shares (collectively the "Series A Shares" or singularly, a "Series A Share") and shall have the following dividend rights, voting rights, terms of redemption, redemption prices, liquidation preferences and other rights, qualifications, limitations and restrictions.

     (A)DIVIDEND RIGHTS

     2.A                               (A)  The  holder  of  record  of  each
Series A Share (a "Holder") as of the Record Date (as defined below) shall be entitled to receive, when, as and if declared by the Corporation's Board Directors or a duly authorized committee thereof, on January 1, April 1, July 1 and October 1 of each year (a "Dividend Payment Date"), at the option of the Corporation, either:

                (a)out of the funds of the Corporation legally available therefor, cumulative dividends per Series A Share (the "Cash Dividends") in cash equal to the "Cash Rate" (as hereinafter defined) multiplied by the Liquidation Preference (as defined in Paragraph 2 and as adjusted pursuant Paragraph 1.1.D below) for each Quarterly Payment Period (as hereinafter defined) that such Series A Share is outstanding; or

                (b)cumulative dividends per Series A Share (the "PIK Dividends") in additional Series A Shares equal to the "PIK Rate" (as hereinafter defined) multiplied by the Liquidation Preference (and as adjusted pursuant to Paragraph 1.1.D below) for each Quarterly Payment Period that such Series A Share is outstanding.

To the extent permitted by applicable law and not prohibited pursuant to the terms of applicable credit instruments, senior securities or the Articles of Incorporation, the Board of Directors shall declare either Cash Dividends or PIK Dividends (collectively referred to hereinafter as "Dividends") on each Dividend Payment Date (or, if such day is not a business day, on the next business day thereafter).

                (B) A "Quarterly Payment Period" shall mean the three-month period ending on March 31, June 30, September 30 and December 31 of each year.
                (C) The "Cash Rate" and "PIK Rate" both shall mean an annual dividend rate of 5.53% (i.e., a quarterly dividend rate of 1.38%). The Cash Rate and PIK Rate shall collectively be referred to as the "Dividend Rate."
The number of Series A Shares issued as a PIK Dividend shall be the result obtained by dividing the dollar amount of the Cash Dividend which would have been paid in lieu of the PIK Dividend by $3,950 per Series A Share
 .

                (D) Dividends shall accrue (whether or not paid) during each Quarterly Payment Period from the Dividend Payment Date immediately preceding such Quarterly Payment Period to the last day of such Quarterly Payment Period, provided that, for the first Quarterly Payment Period, Dividends shall accrue commencing as of the date of initial issuance of the Series A Shares and shall be payable for the Quarterly Payment Period ending December 31, 1996. Dividends shall be calculated on the basis of a 90-day Quarterly Payment Period and the actual number of days elapsed. For any Quarterly Payment Period with respect to which the Dividend is not fully paid in cash or in Series A Shares on the Dividend Payment Date at the end of such Quarterly Payment Period, such accrued but unpaid Dividends shall be added to the Liquidation Preference of the Series A Shares effective at the beginning of the Quarterly Payment Period next succeeding the Quarterly Payment Period as to which such Dividends were not paid, and shall thereafter accrue additional Dividends at the Dividend Rate. During any Quarterly Payment Period in which a Notice of Conversion (as defined in Paragraph 5.2 below) is delivered by a Holder, or a Redemption Transaction (as defined in Paragraph 5.4A) occurs, the Corporation may, at its option, pay in cash all Dividends which have accrued from the end of the immediately preceding Quarterly Payment Period. Any Dividend payment made on Series
A Shares shall be credited against the earliest accrued but unpaid Dividend which has been added to the Liquidation Preference of the Series A Shares pursuant to this Paragraph 1.1.D and shall reduce the Liquidation Preference by the amount of the Dividend paid.

              3.D Dividends, if and when declared on each Series A Share, shall to the extent permitted by applicable law be declared at least twenty
(20) business days prior to the next Dividend Payment Date for payment on the next Dividend Payment Date to the Holders of record on the date determined in such declaration, which date shall in no event be more than fifteen (15) business days after the date of declaration (the "Record Date")
 . Dividends shall be payable on each Dividend Payment Date (or if any such day is not a business day, the next succeeding business day), except that Dividends for the period during which a Redemption (as defined in Paragraph 5
 .1) shall occur shall be payable on Series A Shares redeemed in accordance with Paragraph 5.2 (unless otherwise paid on a Dividend Payment Date for a Record Date occurring prior to a Redemption Date (as defined in Paragraph 5.2)). The Holder of any Series A Shares which are the subject of a conversion pursuant to Paragraph 4 shall, on the Conversion Date (as defined in Paragraph 4.G), cease to have any rights with respect to any accrued Dividends on such Series A Shares which have not been declared and paid on or before such Conversion Date except to the extent that such accrued but unpaid Dividends have been added to the Liquidation Preference of such Shares and except that in the event a conversion of Series A Shares is effected after a Redemption Notice (as defined in Paragraph 5.2) is delivered by the Corporation but prior to a Redemption Date, then, to the extent lawful, the Corporation shall pay to such Holder an amount in cash equal to all accrued and unpaid Dividends from the last Dividend Payment Date until the date the converting Holder delivered its notice of conversion pursuant to Paragraph 4.G.

       4.D So long as any Series A Shares arc outstanding, the Corporation shall not declare, pay or set aside for payment any dividend (other than in shares of Junior Stock (as hereinafter defined)) or other distribution in respect of its Junior Stock, or call for redemption, redeem, purchase or other wise acquire for any consideration (other than shares of its Junior Stock ) any shares of its Junior Stock, any warrants, rights, calls or options exercisable for any shares of Junior Stock unless all dividends accumulated and unpaid with respect to the Series A Shares are simultaneously declared and paid. "Junior Stock" means Common Stock (as hereinafter defined
) or any other series of preferred stock of the Corporation which ranks junior to or on a parity with (as determined pursuant to Paragraph 6) the
Series A Shares.   "Common  Stock" means the common stock, par value
$.01 per share, of the Corporation and any share of successor or replacement stock.

        5.D Each Holder shall be entitled to participate with the holders of Common Stock equally and ratably (on the basis of the number of shares of Common Stock such Holder would then own if it then converted its Series
  A Shares pursuant to Paragraph 4) in any subscription rights or other similar rights to acquire securities or property of the Corporation granted to any holder of Common Stock.

     19.            RIGHTS ON LIQUIDATION AND RANKING


        1.D In the event of the liquidation, dissolution, winding-up or sale or other disposition of all or substantially all of the assets of the Corporation, whether voluntary or involuntary ("Liquidation"), the Holder of a Series A Share shall be entitled to receive with respect to such Series
A Share, after the satisfaction of all distributions to holders of other series of preferred stock, if any, which are required (at the direction of the holder thereof or otherwise) to be redeemed prior to or in connection with the consummation of such Liquidation or which are expressly senior in liquidation preference to the Series A Shares including any series of preferred stock which is mandatorily redeemable (collectively, the "Senior Payments") but before any distribution is made to or set aside for the holders of Common Stock or any other series of preferred stock of the Corporation, if any, which are not then required to be redeemed or which are  junior  in  liquidation  preference to the Series A Shares,  cash  or any other assets of the Corporation in an amount (or having a fair market value) equal to Five Thousand Dollars ($5,000) per share (the "Liquidation Preference") plus all accrued but unpaid Dividends which have been added to the Liquidation Preference of such shares pursuant to Paragraph 1.1.D up to the date of the final distribution in Liquidation. If, after the satisfaction of all Senior Payments, the assets of the Corporation available for distribution to Holders shall be insufficient to permit the payment in full of the amount due the Holders pursuant to this Paragraph 2, then the entire assets of the Corporation available for distribution to Holders after  the  satisfaction  of  all Senior Payments shall be distributed
PARI PASSU among the Holders and the holders of other series of preferred stock which are not junior in liquidation preferences to the Series A Shares, if any, in accordance with their respective liquidation preferences. The fair market value of any assets of the Corporation and the proportion  of cash and other assets distributed by the Corporation to the Holders of the Series A Shares shall be reasonably determined in good faith by the
Board of Directors.  A merger or consolidation of the Corporation with another corporation (or other business entity)  or a voluntary sale of all or substantially all of the assets of the Corporation principally in exchange for stock and/or securities of another corporation (all referred to as a
 "Merger") shall not be deemed a Liquidation if such Merger does not occur as part of a proceeding under  Title  11 of the United States Code or any federal or state law for the protection of creditors or relief of debtors
 .

        2.D With regard to rights to receive distributions upon Liquidation of the Corporation and dividends, the Series A Shares shall rank senior to the Common Stock and any other equity securities of the Corporation that by their terms are not made senior to or on a parity with the Series A Shares as to such rights.

     20.                      VOTING RIGHTS

        1.D Except as otherwise provided in Paragraphs 3.2 and 3.3 below, each Holder shall have the same voting rights as a holder of the number of shares of Common Stock which such Holder would then own if it then converted its Series A Shares pursuant to Paragraph 4; PROVIDED that the voting rights of such Holder shall be limited to the extent necessary such that in no event will the Holder be entitled to vote more than 4.99% of the then issued and outstanding shares of voting stock of the Corporation.

        2.D So long as any of the Series A Shares are outstanding the Corporation will not, without the affirmative vote or consent of the Holders of at least eighty percent (80%) of the Series A Shares at the time outstanding, given in person or by proxy, either in writing or by a resolution adopted at a meeting called for such purpose, with the Holders of the Series A Shares voting or consenting separately as a class:

       (A)amend, alter or repeal any of the provisions of the Corporation's
                                    Articles  of Incorporation or Bylaws or
                                    the resolution  providing for the issue
                                    of  the  Series A Shares  or  pass  any
                                    stockholder  resolution, including such
                                    action effected  by  merger  or similar
                                    transaction in which the Corporation is
                                    the  surviving  corporation,  if   such
                                    amendment  or  resolution  would affect
                                    adversely   the   preferences,  special
                                    rights or powers of the Series A Shares
                                    except  if  such  action  is  otherwise
                                    permitted under the other provisions of
                                    this Paragraph 3.2;

      (B)increase or decrease (other than by redemption  or conversion) the total  number  of authorized  Series  A
                                    Shares;

     (C)issue any capital stock (other than PIK Dividends) which ranks senior to or on a parity with the Series A Shares with respect to rights to receive distributions upon liquidation, dissolution, or winding up of the Corporation or with respect to dividends; or

    (D)enter into a Merger in which the Corporation is not the surviving corporation; provided, however, that the provisions of this subparagraph D shall not be applicable to any such Merger if the authorized capital stock of the surviving corporation immediately after such Merger shall include only classes or series of stock for which no such consent or vote would have been required pursuant to Paragraph 3.2 if such class or series had been authorized by the Corporation immediately prior to such Merger or which have the same rights, preferences and limitations and authorized amount as a class or series of stock of the Corporation authorized prior to such Merger and continuing as an authorized class or series at the time thereof.

A Merger of the Corporation, or similar Merger in which the holders of its capital stock receive all cash shall not be deemed to adversely affect the preferences, special rights or powers of the Series A Shares. The authorization or issuance of any other series of preferred stock if such other series ranks junior to the Series A Shares with respect to rights to receive distributions upon liquidation, dissolution or winding up of the Corporation or with respect to dividends, shall not be deemed to adversely affect the preferences, special rights or powers of the Series A Shares.

      3.D In the event of an issuance by means of a stock split, reverse split or stock dividend or other similar event or reclassification of shares of Common Stock outstanding, the voting rights of the Series A Shares shall be fairly and equitably (in the judgment of the Board of Directors of the Corporation) adjusted at the same time and in the same manner as the adjustment is made in the rights of the Common Stock in order to maintain the same voting rights as the Series A Shares had on the date of issuance.

      4.D Copies of all notices sent to the holders of Common Stock shall be simultaneously sent to each Holder.

     21.            CONVERSION RIGHTS - COMMON STOCK

     (A) NUMBER OF  SERIES A SHARES.   Each Series A Share shall be
convertible, at the option of the Holder thereof, at any time and from time to time into that number of shares of Common Stock, obtained by dividing the Liquidation Preference (including any Dividends added to Liquidation Preference pursuant to Paragraph 1.1.D) of such Series A Share by the "Conversion Price" determined in accordance with Paragraph 4.B as follows:
 (i) one-third (133) of the Series A Shares shall be convertible commencing October 29, 1996; (ii) one-third (133) of the Series A Shares shall be convertible commencing November 28, 1996; and (iii) one-third (134) of the Series A Shares shall be convertible commencing December 28, 1996: PROVIDED, however, notwithstanding the foregoing, the conversion right of each Holder shall be limited, except upon a Redemption Transaction (as defined in Paragraph 5 below), solely to the extent required, from time to time, such that in no instance shall the maximum number of shares of Common Stock into which the Holder may convert the  Series  A Shares exceed, at any time, an amount equal to the remainder of (i) 4.99% of the then issued and outstanding shares of Common Stock of the Corporation following such conversion, MINUS (ii) the number of shares of Common Stock of the Corporation held by such Holder. Notwithstanding the foregoing, the maximum number of shares of Common Stock into which the Series A Shares may convert in the aggregate is 1,272,972 shares of Common Stock, subject to adjustment as set forth in subparagraph 4
 .D(a) below (the "Conversion Limit").

       (B) CONVERSION PRICE. The Conversion Price shall be equal to the lesser of (x) $7.75 (the "Fixed Price") and (y) the "Market Price" of the Common Stock (as defined in Paragraph 4.J below). The Conversion Price is subject to adjustment from time to time pursuant to Paragraph 4.D.

       (C) CONVERSION AND REDEMPTION. In case any Series A Share is called for redemption, the right to convert such Series A Share shall terminate with respect to all Series A Shares for which a Notice of Conversion (as defined in Paragraph 4.F below) shall not have previously been delivered to the Transfer Agent (as hereafter defined) pursuant to the procedures described in Paragraph 5.2 below at the close of business on the date which is three (3) business days preceding the Redemption Date (as defined in Paragraph 5.1 below); provided that no default by the Corporation in the payment of the applicable Redemption Price (as defined in Paragraph 5.1)
 shall have occurred and be continuing.

     (D) ADJUSTMENT OF CONVERSION PRICE  AND  RATIO  FOR  CONVERSION.
 Except as otherwise provided herein (i) the Fixed Price and (ii) the Market Price (if any of the events specified in clauses (a) or (b) below occurs following the delivery of a Conversion Notice which specifies that the Conversion Price is equal to the Market Price) shall each be subject to adjustment from time to time only as follows:

                                       (a)In case the Corporation shall (1)
                                       take  a  record  of  the  holders of
                                       Common  Stock  for  the  purpose  of
                                       entitling them to receive a dividend
                                       payable  in shares of Common  Stock,
                                       (2)  subdivide   (by   stock  split,
                                       merger, consolidation or  otherwise)
                                       the  outstanding  shares  of  Common
                                       Stock   into  a  greater  number  of
                                       shares,  (3)   combine  (by  reverse
                                       stock  split, merger,  consolidation
                                       or otherwise) the outstanding shares
                                       of  Common   Stock  into  a  smaller
                                       number of shares  or (4) increase or
                                       decrease  the number  of  shares  of
                                       outstanding    Common    Stock    by
                                       reclassification   of   its   Common
                                       Stock,  then  the  Conversion  Price
                                       (then  in  effect) shall be adjusted
                                       so that each Holder shall thereafter
                                       be entitled  upon  the conversion of
                                       each Series A Share  held  by him to
                                       receive for such Series A Share  the
                                       number  of  shares  of  Common Stock
                                       which  he  would  have owned  and/or
                                       have been entitled  to  receive upon
                                       the occurrence of an event or record
                                       date described above had  the Series
                                       A  Share  been converted immediately
                                       prior to the happening of the event,
                                       the  adjustment  to  the  Conversion
                                       Price     to     become    effective
                                       immediately  after  (x)  the  record
                                       date (in the case  of a dividend) or
                                       (y)   the   day   upon  which   such
                                       subdivision  or  combination   shall
                                       become  effective and the Conversion
                                       Limit   shall   be   correspondingly
                                       adjusted.

                                    (b)In case the  Corporation  shall,  by
                                    dividend  or  otherwise,  distribute to
                                    all   holders   of   its  Common  Stock
                                    property,  including  securities,   but
                                    excluding:    (x)   any   dividend   or
                                    distribution paid  in  Common Stock; or
                                    (y)  any dividend or distribution  paid
                                    in cash  out  of  the  surplus  of  the
                                    Corporation    (provided    that   such
                                    distribution     shall    not    reduce
                                    stockholders' equity  below  the sum of
                                    the aggregate Liquidation Preference of
                                    the  Series  A  Shares then outstanding
                                    and    the    aggregate     Liquidation
                                    Preference of all other shares  ranking
                                    senior  or  PARI PASSU to the Series  A
                                    Shares),  then   the  Conversion  Price
                                    shall be adjusted  by  multiplying  (a)
                                    the    Conversion   Price   in   effect
                                    immediately   prior  to  the  close  of
                                    business  on the  date  fixed  for  the
                                    determination  of stockholders entitled
                                    to receive the distribution  by  (b)  a
                                    fraction, the numerator of which is the
                                    excess  of the Market Price (as defined
                                    in Paragraph  4.J)  for  that date over
                                    the fair market value on that  date (as
                                    reasonably determined in good faith  by
                                    the    Board    of   Directors,   whose
                                    determination shall  be  conclusive) of
                                    the property so distributed  per  share
                                    of Common Stock, and the denominator of
                                    which  is  the  Market  Price  for that
                                    date.    The  adjustment  shall  become
                                    effective   immediately  prior  to  the
                                    opening   of  business   on   the   day
                                    following  the   date   fixed  for  the
                                    determination of stockholders  entitled
                                    to receive the distribution.

                                    (c)In  case the Corporation shall  sell
                                    or issue  shares  of  Common  Stock  or
                                    rights,     options,     warrants    or
                                    convertible or exchangeable  securities
                                    containing  the right to subscribe  for
                                    or  purchase shares  of  Common  Stock,
                                    excluding shares of Common Stock issued
                                    or  reserved   for   issuance   by  the
                                    Corporation     in     the    following
                                    situations:

                                       (i)in any transaction  described  in
                                       clause (a) or (b) above;

                                       (ii)pursuant  to  any plan providing
                                       for the reinvestment of dividends or
                                       interest  payable on  securities  of
                                       the Corporation,  and the investment
                                       of additional optional  amounts with
                                       respect to such plan, in  shares  of
                                       Common  Stock  in any such case at a
                                       price per share of not less than 95%
                                       of  the Market Price  per  share  of
                                       Common  Stock,  or  pursuant  to any
                                       employee benefit plan or program  of
                                       the   Corporation   as  to  which  a
                                       binding commitment existed as of the
                                       date  of  initial  issuance  of  the
                                       Series A Shares;

                                       (iii)shares of Common  Stock  issued
                                       upon  conversion  of  the  Series  A
                                       Shares  or upon conversion, exercise
                                       or  exchange   of  rights,  options,
                                       warrants    or    convertible     or
                                       exchangeable  securities outstanding
                                       or as to which  a binding commitment
                                       existed as of the  date  of  initial
                                       issuance of the Series A Shares; or

                                       (iv)shares  of  Common  Stock issued
                                       pursuant  to  or in connection  with
                                       (A)  warrants for  the  purchase  of
                                       112,000  shares of the Corporation's
                                       Common  Stock   issued   to  certain
                                       investors holding subordinated  debt
                                       of  the  Corporation and options for
                                       the purchase  of  150,000  shares of
                                       the Corporation's Common Stock to be
                                       issued   in   connection   with  the
                                       extension   of  the  terms  of  such
                                       subordinated     debt;    (B)    the
                                       Corporation's  1995  Employee  Stock
                                       Purchase  Plan  (together  with  any
                                       increases  thereto  or  replacements
                                       thereof);  (C)   the   Corporation's
                                       Stock Option Plan (together with any
                                       increases  thereto  or  replacements
                                       thereof);  (D)  options  granted  to
                                       Arnold M. Anderson pursuant  to  the
                                       terms  of  that certain Common Stock
                                       Option Agreement  and  that  certain
                                       Incentive  Stock  Option  Agreement;
                                       (E)  options  granted  to  James  M.
                                       Beltrame  pursuant  to the terms  of
                                       that  certain  Common  Stock  Option
                                       Agreement and that certain Incentive
                                       Stock  Option  Agreement;   (F)  any
                                       merger  or acquisition entered  into
                                       by  the  Corporation;  and  (G)  any
                                       options or  warrants  existing as of
                                       the date hereof;

                                    and the price per share (determined  in
                                    the  case  of rights, options, warrants
                                    or    convertible    or    exchangeable
                                    securities  as  the quotient of (x) the
                                    aggregate  consideration   received  or
                                    receivable by the Corporation  upon the
                                    sale   and  issuance  of  such  rights,
                                    options,  warrants  or  convertible  or
                                    exchangeable  securities plus the total
                                    consideration    payable     to     the
                                    Corporation   upon   such  exercise  or
                                    conversion  divided by  (y)  the  total
                                    number  of  shares   of   Common  Stock
                                    covered   by   such   rights,  options,
                                    warrants or convertible or exchangeable
                                    securities)  is lower than  the  Market
                                    Price on the date  of such initial sale
                                    and issuance, then the Conversion Price
                                    in  effect immediately  prior  to  such
                                    issuance  shall  upon  such issuance be
                                    reduced  to  the  price  determined  by
                                    multiplying such Conversion  Price by a
                                    fraction, the numerator of which  shall
                                    be  an  amount  equal to the sum of (A)
                                    the number of shares  of  Common  Stock
                                    outstanding  on  a  fully-diluted basis
                                    immediately  prior  to   such  issuance
                                    multiplied  by  the  Market  Price   in
                                    effect   immediately   prior   to  such
                                    issuance plus (B) the consideration, if
                                    any,  received by the Corporation  upon
                                    such issuance,  and  the denominator of
                                    which shall be the product  of  (A) the
                                    Market   Price  in  effect  immediately
                                    prior  to such  issuance  and  (B)  the
                                    total number  of shares of Common Stock
                                    outstanding on  a  fully diluted basis,
                                    immediately after such issuance.

                                    (d)In   case   the  Corporation   shall
                                    distribute to the holders of its Common
                                    Stock evidences  of its indebtedness or
                                    assets    (excluding    Dividends    or
                                    distributions  made  out  of current or
                                    retained earnings or rights or warrants
                                    to subscribe other than as  referred to
                                    in  subparagraph  (c)  above), then  in
                                    each such case the number  of shares of
                                    Common Stock into which each  Series  A
                                    Share  shall  thereafter be convertible
                                    shall be determined  by multiplying the
                                    number of shares of Common  Stock  into
                                    which   such   Series   A   Shares  was
                                    theretofore convertible by a  fraction,
                                    of  which  the  numerator shall be  the
                                    current  Market  Price   per  share  of
                                    Common  Stock  on  the  date  of   such
                                    distribution,  and  the  denominator of
                                    which shall be the current Market Price
                                    per  share  of Common Stock,  less  the
                                    excess of the  then  fair  market value
                                    (as reasonably determined by  the Board
                                    of Directors of the Corporation) of the
                                    assets,   evidence   of   indebtedness,
                                    subscription  rights  or  warrants   so
                                    distributed      (the      "Distributed
                                    Property")     over    the    aggregate
                                    consideration   receivable    by    the
                                    Corporation,    if    any,    for   the
                                    Distributed Property, as applicable  to
                                    one   share   of  Common  Stock.   Such
                                    adjustment shall  be  made whenever any
                                    such  distribution is made  (unless  an
                                    adjustment    is   made   pursuant   to
                                    subparagraph (a),  (b) or (c) above, in
                                    which  case  such  subparagraphs  shall
                                    apply),  but  shall also  be  effective
                                    retroactively as  to  Series  A  Shares
                                    converted after the record date for the
                                    determination  of stockholders entitled
                                    to receive such distribution and before
                                    the date such distribution is made.

                                    (e)No  adjustment   in  the  Conversion
                                    Price  shall  be required  unless  such
                                    adjustment would require an increase or
                                    decrease of at least 1 % of such price;
                                    PROVIDED that any  adjustments which by
                                    reason  of  this  clause  (e)  are  not
                                    required to be made  shall  be  carried
                                    forward  and  taken  into account in  a
                                    subsequent       adjustment.        All
                                    calculations  shall   be  made  to  the
                                    nearest   cent  or  the  nearest   one-
                                    hundredth of  a  share, as the case may
                                    be.

                                    (f)If the adjustment  provided  for  in
                                    subparagraphs  (b),  (c)  or  (d) above
                                    would cause the Series A Shares  to  be
                                    convertible  in  the  aggregate  into a
                                    number  of shares of Common Stock which
                                    exceeds the  Conversion Limit, then the
                                    Corporation shall  not  engage  in  any
                                    such     transaction     without    the
                                    affirmative  vote  or  consent  of  the
                                    Holders  of  at  least  eighty  percent
                                    (80%)  of  the Series A Shares  at  the
                                    time outstanding.

                                   (E) CONVERSION  UPON REORGANIZATION.  In
case the Corporation shall effect a reorganization, reclassification of its Common Stock (other than a subdivision or combination described in clause
(a) of Paragraph 4.D) or Merger, and pursuant to any such reorganization, reclassification or Merger, any assets or securities of the Corporation, any successor or transferee corporation or any affiliate thereof or cash is received by or distributed to the holders of Common Stock, then each Holder shall have the right thereafter to convert each Series A Share held by such Holder into the kind and amount of shares or assets, securities or cash receivable as a result of consummation of such transaction by a holder of the number of shares of Common Stock into which such Series A Share might have been converted immediately prior to such transaction and shall have no other conversion rights nor shall there be any adjustment to the Conversion Price; in any such event effective provision shall be made in the certificate of incorporation of the successor or transferee corporation or otherwise, so that the provisions set forth herein for the protection of the conversion rights of the Series A Shares shall thereafter be applicable, as nearly as reasonably may be, to any such other securities, cash and assets deliverable upon conversion of the Series A Shares or other convertible stock or securities received by the Holders in place thereof, and any such successor or transferee corporation shall expressly assume the obligation to deliver, upon the exercise of the conversion privilege, such other securities, cash or assets as the Holders of the Series A Shares, or other convertible stock or securities received by the Holders in place thereof, shall be entitled to receive pursuant to the provisions hereof, and to make provision for the protection of the conversion right as above provided. In case securities other than Common Stock, cash or assets shall be issuable, payable or deliverable by the Corporation upon conversion as aforesaid, then all references in this Paragraph 4.E shall be deemed to apply, so far as appropriate and as nearly as may be, to such other securities, cash or assets.

                                   (F)  CONVERSION  METHOD.   Any Holder of
Series A Shares may, at any time prior to the close of business on the date which is three (3) business days prior to the Redemption Date for such Series A Shares, exercise the conversion rights as to such Series A Shares by delivering to the Corporation during regular business hours, care of the then transfer agent (the "Transfer Agent") for the Corporation, a notice requesting conversion on a specified date and the number of Series A Shares that the Holder elects to convert (a "Notice of Conversion"). The Notice of Conversion shall also state the names and addresses of the persons to whom certificates for shares of Common Stock shall be issued, the denominations of such certificates and reasonable delivery instructions with respect thereto. Each conversion shall be deemed to have been effected immediately on the close of business on the date such Notice of Conversion (the "Conversion Date") is received by the Transfer Agent
(including receipt via facsimile). The person in whose name any certificate for shares of Common Stock is issuable upon the conversion shall be deemed to have become the holder of record of the Common Stock at such time. If the stock transfer books of the Corporation are closed on the Conversion Date, the Conversion Date for purposes of determining record ownership shall be the next succeeding day on which the stock transfer books are open (and the conversion shall be deemed to have been effected immediately prior to the close of business on that day), but in all cases the conversion shall be at the Conversion Price in effect on the Conversion Date specified in the notice of conversion. As promptly as practicable after the Conversion Date but in any event within three (3) Trading Days (as defined below) of the receipt of the Notice of Conversion, the Corporation shall cause the Transfer Agent to issue and deliver to such Holder, at the expense of the Corporation and in accordance with such Holder's delivery instructions, a certificate or certificates for the number of full shares of Common Stock to which such Holder is entitled and cash with respect to any fractional interest in a share of Common Stock as provided in Paragraph 4.G below (which shall be promptly deposited by the Corporation with the Transfer Agent for delivery to the Holder).

      (G)  FRACTIONAL SHARES OF COMMON STOCK.    No fractional shares of Common
Stock or scrip shall be issued upon conversion of Series A Shares.   If  more
than one Series A Share shall be surrendered for conversion at any one time by the same Holder, the number of full shares of Common Stock issuable upon conversion of such Series A Shares shall be computed on the basis of the
aggregate number of Series A Shares so  surrendered.   Instead of any
fractional shares of Common Stock which otherwise would be issuable upon conversion of any Series A Shares, the Corporation shall pay a cash adjustment in respect of such fractional interest based upon the Conversion Price in effect at the close of business on the last business day prior to the Conversion Date.

      (H) TAXES.   All shares of Common Stock issued upon conversion of Series
A Shares will be validly issued, fully paid and nonassessable. The Corporation shall pay any and all documentary stamp or similar issue or transfer taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series A Shares pursuant hereto.
The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the Series A Shares so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such transfer has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid or that no such tax is payable.

      (I)  SURRENDERED  SERIES A SHARES.    All certificates representing
Series A Shares converted or redeemed shall be appropriately canceled on the books of the Corporation and the Series A Shares so converted or redeemed represented by such certificates shall be restored to the status of authorized but unissued Series A Shares.

     (J) MARKET PRICE. The term "Market Price" on any day shall mean the average of the closing bid prices per share of Common Stock on the National Association of Securities Dealers Inc. Automated Quotation System (the "NASDAQ System"), or on such exchange as the Common Stock is then traded, in each case, for the five (5) consecutive Trading Days
immediately preceding the date of determination.   A  "Trading  Day"  is  a
 business day in which the principal market on which the Common Stock is traded is open for trading for at least four hours. If at the time of any computation pursuant to this paragraph the Common Stock is not then traded on any trading market, the "Market Price" for the purposes hereof shall be the fair value as reasonably determined in good faith by the Board of Directors of the Corporation.

      (K) AVAILABLE COMMON STOCK. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of
 Common Stock, solely for the purpose of effecting the conversion of Series
 A Shares, such number of shares of Common Stock as shall from time to time be sufficient to effect a conversion of all outstanding Series A Shares under Paragraph 4.A, as such number may from time to time be adjusted pursuant to Paragraph 4.D, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding Series A Shares, the Corporation shall promptly take such corporate action as may, in the opinion of its counsel and subject to any necessary approval of its stockholders, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

      (L) NOTICE TO HOLDERS. In the event (i) the Corporation shall declare a dividend or other distribution on the Common Stock other than regular cash dividends declared in the ordinary course or dividends or other distributions payable in Common Stock, (ii) the Common Stock is subdivided, combined or reclassified, (iii) of a Merger, (iv) of a
Liquidation, or (v) the Corporation offers for subscription pro rata to holders of Common Stock any additional shares of stock of any class or series or other rights, then the Corporation shall mail to each Holder at the Holder's address as it appears in the stock records of the Corporation, promptly and in any event at least 15 days prior to the date described in clause (a) below, a notice stating (a) the date for the determination of holders of Common Stock entitled to receive the distribution, subscript ion rights or the consideration in the Merger or Liquidation, or (b) the date of determination as to which shares of Common Stock will be affected by a subdivision, combination, reclassification, (c) a brief statement of the facts requiring such notice, and (d) if applicable, that the Conversion Price shall be adjusted in accordance with this Paragraph 4. Upon any adjustment in the Conversion Price, the Corporation shall mail to each Holder at the Holder's address as it appears in the stock records of the Corporation a notice setting forth the adjusted Conversion Price and the method of calculation thereof, provided that, if such address is outside of the United States, then such notice shall be sent by facsimile transmission (if such Holder shall have provided a facsimile number).

     (M) CONCLUSIVE DETERMINATION. Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly file with the Transfer Agent a certificate of a firm of independent public accountants regularly employed by the Corporation setting forth the adjusted Conversion Price, along with a brief statement of the facts requiring the adjustment and the manner of computing the adjustment, which certificate shall be conclusive evidence of the correctness of the adjustment, absent manifest error.

     (N) CONVERSION LIMIT EXCEPTION MECHANISM. If, at any time, the aggregate number of shares of Common Stock into which the outstanding Series A Shares may be converted exceeds the Conversion Limit then in effect:

                                    (i)the Corporation shall deliver a notice
 to that effect to the Holders and the  Transfer Agent;
                                    and

                                   (ii)the  Corporation  shall  seek  to
 obtain shareholder approval within 90 days of the Notice specified in clause (i) above to eliminate the Conversion Limit and any other matters required NASDAQ Stock Market, Inc. (the "NASDAQ") for the Corporation to maintain its designation as a NASDAQ National Market issuer and upon such approval the Conversion Limit shall be eliminated; provided , that, at any time, notwithstanding such request for shareholder approval, each Holder may elect to convert the Series A Shares for up to its prorata portion of the unconverted portion of the Conversion Limit and cause the Corporation to redeem the unconverted portion of all  (but  not less than all) of the remaining outstanding Series A Shares for the aggregate Redemption Price thereof.

     22.                    REDEMPTION RIGHTS

     1.N VOLUNTARY REDEMPTION. The Corporation may, at any time commencing January 14, 1996 (but not prior thereto), at its option redeem (a "Redemption ") for cash at the Redemption Price, from funds legally available therefor, all or any portion of the outstanding Series A Shares (for which a Notice of Conversion has not been delivered three business days prior to the Redemption Date. The Redemption Price shall be the Liquidation Preference of each Series A Share PLUS all accrued but unpaid Dividends thereon through the Redemption Date.

     2.N NOTICE OF REDEMPTION. If the Corporation elects to redeem any or all Series A Shares pursuant to a Redemption, the Corporation shall
(a) give written notice of such Redemption to the Transfer Agent and each Holder of Series A Shares to be redeemed at its address as it appears on the stock records of the Corporation by deposit thereof in class U.S. mail, postage prepaid, and, in the case of a Holder with an address outside of the United State Redemption Notice shall be sent by facsimile transmission
(if such Holder shall have provided a facsimile number), and (b) either set aside, apart from its other funds, or provide written evidence reasonably satisfactory to each Holder of the Corporation's ability to fund the Redemption Price, an amount equal to the Redemption Price of all Series A Shares subject to Redemption at that time for the benefit of all Holders of Series A Shares subject to Redemption, and the Series A Shares then subject to Redemption and not otherwise converted prior to the Redemption Date in accordance with Paragraph 4 shall, on the date which is twenty (20) business days after the deposit of Redemption Notice in accordance with clause (a) of this sentence (the "Redemption Date"), cease to outstanding and the rights of the Holders and owners thereof shall be limited to payment of the Redemption Price thereof. The Corporation shall deposit with the Transfer Agent for delivery to each Holder of a Series A Share the Redemption
Price  thereof  within  one  (1) business day prior to the Redemption  Date.
 Should any Holder not receive payment of any amounts due on Redemption of its Series A Shares at the times prescribed by reason of the Corporation's failure to give a Redemption Notice at the times or in the manner prescribed above or to make payment at the times prescribed above for any reason, the Corporation shall pay to the applicable Holder on demand (x) interest on the sums not paid when due at an annual rate equal to two percent in excess of the "Prime Rate" that is then in effect or announced by Citibank, N.A. or its successor, compounding at the end of each thirty (30) days, until the applicable Holder is paid in full and (y) all costs of collection, including but not limited to attorneys' fees and costs, whether or not suit or other formal proceedings are instituted. The Redemption Price shall (in the discretion of the Board of Directors of the Corporation) be adjusted to take into account any stock split or other similar change in the Series A Shares.

    3.N SELECTION OF SHARES. The Corporation shall select the Series A Shares to be redeemed in a Redemption in which not all Series A Shares are to be redeemed so that the Series A Shares of each Holder selected for Redemption shall bear the same proportion to the total Series A Shares owned by that Holder the proportion of all Series A Shares selected for Redemption bears to the total of all then outstanding Series A Shares, but adjusted as determined by the Board of Directors to avoid the redemption of fractional
Series  A  Shares.   Should  any  Series A Shares required to be redeemed
under the terms hereof not be redeemed solely by reason of limitations imposed by law, the applicable Series A Shares shall be redeemed on the earliest possible date thereafter that the applicable Series A Shares may be redeemed to the maximum extent permitted by law. Except as set forth above, the Board of Directors shall prescribe the manner in which any Redemption shall be effected. Any monies deposited with the Transfer Agent by the Corporation for the holders of Series A Shares subject to Redemption which shall not be claimed at the end of one (1) year after the first service of the applicable Redemption Notice shall be released and repaid to the Corporation but shall be paid to the Holder of the applicable Series A
 Shares so long as submission of its shares occurs within five (5) years after the first service of the applicable Redemption Notice.

                                   4.N MANDATORY REDEMPTION.

     (A)  REDEMPTION  ON HOLDER'S OPTION.   In the event the Corporation
enters into (I) a transaction or series of transactions to sell all or substantially all of its assets, or (II) any consolidation of the Corporation with, or merger of the Corporation into, any other Person, or any merger of another Person into the Corporation (other than a merger (x) which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of common stock or (y) which is effect ed solely to change the jurisdiction of incorporation of the Corporation and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock), (each, together with any Change of Control as hereafter defined, the occurrence of a conversion limitation event described in Paragraph 4.N and any redemption effected by the Corporation pursuant to Paragraph 5.1, being a "Redemption Transaction"), the Corporation shall provide at least thirty
(30) days advance written notice of the proposed consummation thereof (the latter of the date pursuant to which a Material Corporate Transaction is effected or thirty (30) days after providing such notice is referred to herein as the "Effective Date of Redemption"). The right to convert each Series A Share shall terminate with respect to all Series A Shares for which a Notice of Conversion shall not have previously been delivered to the Transfer Agent pursuant to the procedures described in Paragraph 5.2 above at the close of business on the date which is three business days prior to the Effective Date of Redemption. On the Effective Date of Redemption, the Corporation shall redeem all remaining Series A Shares for the Redemption Price and the Corporation shall deposit the Redemption Price for all outstanding Series A Shares with the Transfer Agent for the benefit of the respective holders of the Series A Shares not previous ly redeemed. Simultaneously, the Corporation shall deposit irrevocable instruction and authority to the Transfer Agent to pay in cash the Redemption Price to the Holders of the Series A Shares.

     (B) REDEMPTION ON CHANGE  OF  CONTROL.   In  the  event  of  a  Change
of Control (as hereinafter defined), the Series A Shares shall be redeemed in full at the option of each Holder upon written notice provided to the Corporation by such Holder at any time following such Change of Control for cash at the Redemption Price. For purposes of this Section 5.4.B, Change of Control shall be deemed to have occurred at such time as:

                                    (i)any  person  (other than the
Corporation, any subsidiary of the Corporation or any employee benefit plan of the Corporation) ("Person") is or becomes the beneficial owner, directly or indirectly, through a purchase, merger or other acquisition or transaction or series of transactions, of shares of capital stock of the Corporation entitling such Person to exercise 50% or more of the total voting power of all shares of capital stock of the Corporation entitled to vote generally in the election of directors; or
                                   (ii)a  change  in  the  Board  of
Directors of the Corporation in which the individuals who constituted the Board of Directors of the Corporation at the beginning of the two-year period immediately preceding such change (together with any other director whose election by the Board of Directors of the Corporation or whose nomination for election by the shareholders of the Corporation was approved by a vote of at least a majority of the directors then in office either who were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office.

Upon receipt by the Corporation of any such notice from a Holder, such notice shall be treated as a Redemption Notice for all of such Series A Shares held by such Holder, and the procedures set forth in Section 5.2 shall be applicable thereto.

     23.           RANKING OF STOCK OF THE CORPORATION

For purposes of this resolution, any stock of any class or classes of the Corporation shall be deemed to rank:

          (A) Prior to the Series A Shares, either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the Holders;

          (B) On a parity with the Series A Shares, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, are different from those of the Series A Shares, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the Holders; and

          (C) Junior to the Series A Shares, either as to dividends or upon liquidation, if such class shall be Common Stock or if the Holders shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation, winding up of the Corporation, or upon redemption as the case may be, in preference or priority to the holders of shares of such class or classes.

     RESOLVED FURTHER, that the Chief Executive Officer or any Vice President and the Secretary or any Assistant Secretary of the Corporation are each authorized to do or cause to be done all such acts or things and to make, execute and deliver or cause to be made, executed and delivered all such agreements, documents, instruments and certificates in the name and on behalf of the Corporation or otherwise as they deem necessary, desirable or appropriate to execute or carry out the purpose and intent of the foregoing resolutions.





















                     [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury as of this ___ day of September, 1996.

                              SUCCESSORIES, INC.


                              By:
                              Title:



Secretary




                             EXHIBIT B

                BOOK ENTRY TRANSFER AGENT AGREEMENT

     This Book Entry Transfer Agent Agreement (this "Agreement"), dated September 16, 1996, between SUCCESSORIES, INC., an Illinois corporation (the "Company"), SEACREST CAPITAL LIMITED, a Nevis West Indies corporation ("Seacrest"), FAIRWAY CAPITAL LIMITED, a Nevis West Indies corporation ("Fairway") (Seacrest and Fairway collectively being referred to as the "Holders") and ILLINOIS STOCK TRANSFER COMPANY (the "Transfer Agent").

                         R E C I T A L S:

     WHEREAS, pursuant to that certain Regulation S Securities Subscription Agreement dated the date hereof (the "Subscription Agreement") by and among the Company and the Holders, the Company agreed to issue to the Holders an aggregate of $2,000,000 principal amount of Series A Cumulative Convertible Preferred Stock (the "Preferred Stock"), with the preferences, rights and designations set forth in the Certificate of Designation of the Company (as such term is defined in the Subscription Agreement); and

     WHEREAS, the Company and the Holders have agreed to enter into this Agreement with the Transfer Agent to provide for (i) the closing of the issuance of the Preferred Shares and (ii) a "book entry" system of accounting for the Preferred Shares; and

     WHEREAS, the Transfer Agent is willing to (i) serve as an escrow agent to facilitate the closing under the Subscription Agreement, (ii) hold the Preferred Shares on behalf of the Holders, and (iii) establish a book entry system of accounting for the Preferred Shares, on the terms hereafter described.

     NOW, THEREFORE, in consideration of the foregoing, the parties hereby agree as follows:

     24. CLOSINGS. The Transfer Agent hereby agrees to act as an escrow agent to facilitate the Closings as follows:

          (a) On the date hereof, the Holders shall wire transfer to an account designated by the Transfer Agent $1,580,000 in the aggregate (the "Purchase Price"), and the Company shall deliver to the Transfer Agent the Preferred Shares in the names of the Holders and in the amounts as set forth on SCHEDULE 1 hereto;

          (b) Immediately following such deliveries, together with a delivery from the Company to the Transfer Agent of a fully executed copy of the Subscription Agreement, the Transfer Agent shall wire transfer the Purchase Price, less the Consulting Fee (as hereafter defined), to the Company pursuant to wire transaction instructions as provided by the Company. The Company hereby directs the Transfer Agent to wire transfer $47,400 of the Purchase Price (the "Consulting Fee") to Alpine Capital Partners (Evan Bines) (the "Consultant") in consideration of certain services provided by the Consultant to the Company; and

          (c) The Transfer Agent shall deliver the Preferred Shares to the Holders at the following address:

               38 Hertford Street
               London, S.W.I.
               Attn:  James A. Loughran



Following the termination of the Restricted Period (as defined in the Subscription Agreement), the Holders shall direct Mr. Loughran to deliver the Preferred Shares to the Transfer Agent at the address specified in
Section 9 below, and the Transfer Agent shall thereafter hold the Preferred Shares for the benefit of the Holders, as hereafter described.

     25. OWNERSHIP OF PREFERRED SHARES. Record and beneficial ownership of the Preferred Shares shall remain in the name of the Holders (unless and until transferred pursuant to the terms thereof, with written notice thereof to the Transfer Agent). Any transfer or purported transfer of the Preferred Shares (1) not made pursuant to the terms of the Preferred Shares or (2) properly noticed to the Transfer Agent shall be null and void AB INITIO and shall not be given effect thereto by the Transfer Agent.

     26. PAYING AGENT. The Transfer Agent shall act as paying agent for the Preferred Shares. Accordingly, all payments of dividends or redemption amounts required of the Company related to the Preferred Shares as described in the Certificate of Designation shall be made to the Transfer Agent for the account and benefit of the holders of such Preferred Shares as registered on the books of the Transfer Agent (each, a "Registered Holder"). Upon the receipt of any such payment of dividends or redemption amounts, in cash, the Transfer Agent shall promptly wire transfer such sum to the account of the Registered Holders as follows:

     SEACREST                 FAIRWAY

     Bank One Texas, N.A.     Bank One Texas, N.A.
     ABA # 111000614          ABA # 111000614
     Credit Seacrest Capital Limited Credit Fairway Capital Limited
     # 188-290-2776           # 182-215-0551

     ALL OTHER REGISTERED HOLDERS

     Such account as is reflected on the books of the Transfer Agent

     27. ACCOUNTING AGENT. The Transfer Agent shall act as the accounting agent of the Company and the Registered Holders and shall establish and maintain a book entry system of accounting for the Preferred Shares (the "Accounting Ledger") crediting (reducing) the outstanding Liquidation Preference (as such term is defined in the Certificate of Designation) by all (i) payments in cash made by the Company to the Transfer Agent as paying agent as required pursuant to Section 3 above, and (ii) by the appropriate amount upon delivery of Converted Stock to the applicable Registered Holder following receipt of a Notice of Conversion (as each such term is defined in Section 5 below). At such time as the balance of the Liquidation Preference for the Preferred Shares as reflected on the Accounting Ledger is zero following the procedures described in this Agreement, the Transfer Agent shall return such Preferred Shares to the Company marked "Cancelled".

     28. ISSUANCE OF CONVERTED SHARES. The Company and the Holders hereby agree that any "Notice of Conversion" deliverable by any Registered Holder under Paragraph 4.F "CONVERSION METHOD" of the Certificate of Designation shall be delivered to the Transfer Agent in lieu of delivery to the Company. Upon receipt by the Transfer Agent of any such Notice of Conversion (including a Notice of Conversion delivered by facsimile) (each a "Notice of Conversion") from any Registered Holder the Company hereby irrevocably directs the Transfer Agent to:

          (a) immediately deliver a copy of the Notice of Conversion to the Company, by facsimile, which shall set forth the number of shares of common stock of the Company (the "Converted Stock") to be issued to such Registered Holder in connection therewith; and

          (b) issue the "appropriate number" (as described in Section 6 below) of shares of Converted Stock, without restrictive legend, directly to the applicable Registered Holder, within two (2) business days of the date of receipt of the Notice of Conversion.

Contemporaneously herewith, the Company's legal counsel shall deliver to the Transfer Agent an opinion certifying that the certificates representing the Converted Stock may be issued in the name of the Registered Holder, without restrictive legend, commencing after the Restricted Period; PROVIDED (i) the representations and warranties made by the Holders under the Subscription Agreement are true and correct in all material respects and (ii) no change in law or administrative rules governing Regulation S (as defined in the Subscription Agreement) have occurred which would prevent such issuance without restrictive legend.

     29. DISPUTE AS TO NUMBER OF CONVERTED SHARES TO BE ISSUED. In the event the Company disputes the number of shares of Converted Stock to be issued by the Company to a Registered Holder pursuant to a Notice of Conversion claimed by the Registered Holder, by virtue of the conversion price or other information set forth in such Notice of Conversion, the Company nevertheless directs the Transfer Agent to issue to the applicable Registered Holder a number of shares of Converted Stock equal to the LESSER OF the number of shares set forth in the Notice of Conversion or the number of shares the Company, using good faith efforts, notifies the Transfer Agent should be delivered (provided such notice is presented by the Company to the Transfer Agent, with a copy to the Registered Holder delivering the Notice of Conversion, within two (2) business days of the receipt of the Notice of Conversion by the Transfer Agent). As to the remaining disputed number of shares, the Transfer Agent shall submit the dispute within one
(1) business day to the Transfer Agent's customary outside legal counsel ("Counsel") for determination. The Company and the Holders hereby authorize the Counsel to resolve any such dispute and notify the Company, the applicable Registered Holder and the Transfer Agent of the result as soon as possible. The Company irrevocably directs the Transfer Agent to issue to the Registered Holder any additional shares of Converted Stock which the Registered Holder is entitled, based upon the Counsel's determination. The Transfer Agent is authorized to rely on the Counsel's results upon receipt of the same. Any such issuance shall relieve the Transfer Agent and the Counsel of any liability to the Company or the Registered Holder, as applicable, but such calculation shall not be binding upon either the Registered Holder or the Company, each of which preserves all rights to dispute against the other the number of Converted Shares issuable with respect to any Notice of Conversion.

     30. TERMINATION. This Agreement shall terminate promptly upon the earlier to occur of (1) written demand by all of the Registered Holders of their respective Preferred Shares or (2) no Liquidation Preference remains with respect to any of the Preferred Shares.

     31.  FEES.   The  Company  hereby agrees to pay the Transfer Agent for
all services rendered hereunder.

     32. NOTICES. Any notice or demand to be given or that may be given under this Agreement shall be in writing and shall be (a) delivered by hand, or (b) delivered through or by expedited mail or package service, or
(c) transmitted by telecopy, in each case with personal delivery acknowledged, addressed to the parties as follows:

          As to the Company: 919 Springer Drive
                              Lombard, Illinois  60148
                              Telephone:  630-953-8440
                              Fax:  630-953-0014
                              Attn:  President

          As to either Holder: 27 Wellington Road
                              Cork, Ireland
                              Telephone:  011-44-171-355-4975
                              Fax:  011-44-175-355-2051
                              Attn:  James Loughran

          With a copy to: HW Finance, L.L.C.
                              1601 Elm Street
                              4000 Thanksgiving  Tower
                              Dallas, Texas  75201
                              Telephone:  214-720-1600
                              Fax:  214-720-1662
                              Attn:  Barrett Wissman

          As to any other As set forth on the books of Registered Holder: the Transfer Agent.

          As to the Transfer
          Agent               223 West Jackson Blvd.
                              Suite 1210
                              Chicago, Illinois  60606
                              Telephone:  (312) 427-2953
                              Fax:  (312) 427-2953


     33. NONCONTRAVENTION. The Company agrees that it will not at any time take any action or undertake any activity that would in any way impede, restrict or limit the right and ability of the Registered Holders to convert the Preferred Shares into shares of Converted Stock pursuant to the terms and provisions of this Agreement. Accordingly, the Company agrees that the instructions and procedures set forth above in this Agreement constitute irrevocable instructions, directions and authorizations to the Transfer Agent and that the Transfer Agent is authorized to disregard any written or oral communication received by it from the Company or otherwise that could in any way be construed to constitute an authorization or direction for the Transfer Agent to act contrary to, or to not faithfully comply with, the irrevocable instruction, direction and authorization set forth herein. Each of the Registered
Holders is an intended third party beneficiary of these irrevocable instructions.

     34. INDEMNIFICATION. The Company agrees to indemnify and hold harmless the Transfer Agent, each officer, director, employee and agent of the Transfer Agent, and each person, if any, who controls the Transfer Agent within the meaning of the Securities Act of 1933, as amended (the "Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act") against any losses, claims, damages, or liabilities, joint or several, to which it, they or any of them, or such controlling person, may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the performance by the Transfer Agent of its duties pursuant to the Agreement; and will reimburse the Transfer Agent, and each officer, director, employee and agent of the Transfer Agent, and each such controlling person for any legal or other expenses reasonably incurred by it or any of them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company will not be liable in any case if such loss, claim, damage or liability arises out of or is based upon any action not taken in good faith, or any action or omission that constitutes gross negligence or willful misconduct.

     Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the Company under this Section, notify in writing the Company of the commencement thereof, and failure so to notify the Company will relieve the Company from any liability under this Section as to the particular item for which indemnification is then being sought but not from any other liability which it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies the Company of the commencement thereof, the Company will be entitled to assume the defense thereof, with counsel who shall be to the reasonable satisfaction of such indemnified party. The Company shall not be liable to any such indemnified party on account of any settlement of any claim of action effected without the consent of the Company.

     35. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to conflicts of law rules of such jurisdiction.

     36. ENTIRE AGREEMENT; AMENDMENTS. This Agreement, constitutes the full and entire understanding of the parties with respect to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged, or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

     37.  COUNTERPARTS.   This  Agreement may be executed in  one  or  more
counterparts and by facsimile signature.





















                     [SIGNATURE PAGE FOLLOWS]



BOOK ENTRY TRANSFER AGENT AGREEMENT - PAGE 38
(SUCCESSORIES, INC.)

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the date first above written.

                         SUCCESSORIES, INC.


                         By:
                         Title:


                         SEACREST CAPITAL LIMITED


                         By:
                         Title:


                         FAIRWAY CAPITAL LIMITED


                         By:
                         Title:


                         ILLINOIS STOCK TRANSFER COMPANY


                         By:
                         Title:



BOOK ENTRY TRANSFER AGENT AGREEMENT - PAGE 38
(SUCCESSORIES, INC.)

                            SCHEDULE 1


 SHARES       Liquidation Value       Number of Preferred
              OF PREFERRED SHARES     Shares ($5,000      Purchase Price OF
                                   LIQUIDATION PREFERENCES)   PREFERRED

Seacrest Capital       $740,000             148             $584,600
Limited
Fairway Capital
Limited              $1,260,000              252             $995,400
Total                $2,000,000            2,000           $1,580,000




























44863.3H



BOOK ENTRY TRANSFER AGENT AGREEMENT - PAGE 38
(SUCCESSORIES, INC.)


                             EXHIBIT E

                          TO REGULATION S
                 SECURITIES SUBSCRIPTION AGREEMENT

                   REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is entered into as of September 16, 1996, by and among SUCCESSORIES, INC, an Illinois corporation (the "Company"), and SEACREST CAPITAL LIMITED, a Nevis West Indies corporation ("Seacrest") and FAIRWAY CAPITAL LIMITED, a Nevis West Indies corporation ("Fairway") (Seacrest and Fairway being singularly referred to as an "Investor" and collectively as the "Investors").

                         R E C I T A L S:

     WHEREAS, pursuant to a Subscription Agreement (the "Subscription Agreement"), by and between the Company and the Investors, the Company have agreed to sell and the Investors has agreed to purchase an aggregate of 400 shares of the Company's Series A Cumulative Convertible Preferred Stock (the "Preferred Stock") convertible into shares of the Company's common stock, par value $.01 per share (the "Common Stock"); and

     WHEREAS, pursuant to the terms of, and in partial consideration for, the Investors' agreement to enter into the Subscription Agreement, the Company has agreed to provide the Investors with certain registration rights with respect to the shares of Common Stock into which the Preferred Stock may be converted from time to time (the "Shares");

     NOW THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in the Agreement and this Registration Rights Agreement, the Company and the Investors agree as follows:

                            AGREEMENT:

     38. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

     "Commission" shall mean the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

     "Common Stock" shall mean the Company's Common Stock, par value $.01 per share.

     "Initiating Holders" shall mean holders of more than 50% of the outstanding shares of Preferred Stock.

     "Other Registrable Shares" shall mean those shares of Common Stock heretofore or hereafter issued pursuant to one or more agreements granting the purchasers of such securities the right to have the Company register such securities or include such securities in any other registration of the Company's equity securities.

     "Registrable Shares" shall mean (i) the Shares, and (ii) any Common Stock of the Company issued or issuable in respect of the Shares or upon any stock split, stock dividend, recapitalization or similar event; PROVIDED, HOWEVER, that Registrable Shares or other securities shall no longer be treated as Registrable Shares if (A) they have been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (B) they have been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon consummation of such sale, or (C) the Shares are available for sale under the Securities Act (including Rule
144), in the opinion of counsel to the Company, without compliance with the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto may be removed upon the consummation of such sale.

     The terms "register", "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

     "Registration Expenses" shall mean all expenses incurred by the Company in compliance with Section 2 hereof, including, without limitation all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, reasonable fees and disbursements (not to exceed $10,000) of one counsel for all the selling holders of Registrable Shares for a limited "due diligence" examination of the Company incident to such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company, and excluding all underwriting discounts and selling commissions applicable to the sale of the Registrable Shares).

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Shares and all fees and disbursements of one counsel for the selling holders of Registrable Shares (other than the fees and disbursements of such counsel included in Registration Expenses).

     39.  REQUESTED REGISTRATION.

     The following registration rights will apply if, and only if, at any time prior to the termination of this Agreement, Regulation S promulgated under the Securities Act is rescinded or modified so as to preclude
Initiating Holders from reselling in United States public securities markets Shares received from the Company pursuant to the Agreement and the Preferred Stock following expiration of the Restricted Period (as defined in the Agreement), or if, for any other reason, the Company refuses or is unable to issue Shares at the times required by the Agreements bearing no restrictive legend to Initiating Holders after expiration of the Restricted Period; provided, however, that no Investor shall not be entitled to request registration pursuant to this Agreement (and such Investor shall not be considered an Initiating Holder pursuant to this Agreement, and the securities held by such Investor shall not be considered Registrable Shares pursuant to this Agreement) if a representation or warranty of such Investor in the Subscription Agreement is inaccurate or was inaccurate when made, or such Investor has failed to comply with the covenants and agreements of such Investor set forth in the Subscription Agreement:

          a.iii REQUEST FOR REGISTRATION. If the Company shall receive from Initiating Holders, at any time after 180 days and prior to thirty-six (36) months following the final closing of the sale of the Preferred Stock pursuant to the Agreement, a written request that the Company effect a registration with respect to all, but not less than all, of the Registrable Shares held by such Initiating Holders (which notice shall specify the intended method of disposition), the Company shall:

               (i)  promptly   give   written  notice   of   the   proposed
          registration to all other holders of Registrable Shares; and

               (ii) as soon as practicable (A) cause to be filed a Registration Statement on Form S-3 under the Securities Act (or such other form as is then appropriate for use by the Company under the Securities Act) and (B) use its best efforts to cause such registration statement to be declared effective by the Commission (including, without limitation, undertaking the actions described in Section 4), all as may be so requested by the Initiating Holders so as to permit or facilitate the sale and distribution of all or such portion of such Registrable Shares as are specified in such request, together with all or such portion of the Registrable Shares of any holder or holders of Registrable Shares joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided that the Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 2:

                    (A)  after  the  Company  has  effected  two  (2)  such
               registrations pursuant to this Section 2(a) and each registration has been declared or ordered effective by the Commission and remained effective for a continuous period of 180 days; or

                    (B)  within the period  starting  with  the  date sixty
               (60) days prior to the Company's good faith estimated date of filing of, and ending ninety (90) days following the effective date of, any registered public offering of the Company's securities.

          Subject to the foregoing limitations in clauses (A) and (B) above, the Company shall file a registration statement covering the Registrable Shares so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders, but no later than forty-five (45) days following receipt of such request or requests, except in the event audited financial statements not previously prepared are required to be prepared prior to the filing of such registration statement, in which case such registration statement must be filed as soon as practicable, but in any event within ninety (90) days following receipt of such request or requests.

          The registration statement filed pursuant to the request of the Initiating Holders (the "Registration Statement") may, subject to the provisions of Section 2(b) below, include Other Registrable Shares, other securities of the Company which are held by officers or directors of the Company or which are held by other holders of registration rights, and may include securities of the Company being sold for the account of the Company.

          b.ii UNDERWRITING. If the Initiating Holders intend to distribute the Registrable Shares covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2 and the Company shall include such information in the written notice referred to in Section 2(a)(i) above. The right of any holder of Registrable Shares to registration pursuant to Section 2 shall be conditioned upon such holder's participation in such underwriting and the inclusion of such holder's Registrable Shares in such underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such holder with respect to such participation and inclusion) to the extent provided herein. A holder of Registrable Shares may elect to include in such underwriting all or a part of the Registrable Shares it holds.

               (i) If the Company shall request inclusion in any registration pursuant to Section 2 of securities being sold for its own account, or if officers or directors of the Company holding other securities of the Company or other holders of registration rights, shall request inclusion in any registration pursuant to Section 2, the Initiating Holders shall, on behalf of all holders of Registrable Shares, offer to include Other
          Registrable Shares and the securities of the Company, such officers and directors and such other holders of registration rights in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Agreement. The Company shall (together with all holders of Registrable Shares, officers and directors, other holders of registration rights and holders of Other Registrable Shares proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or representative of the underwriters selected for such underwriting by the Company, which underwriter(s) shall be reasonably acceptable to a majority in interest of the Initiating Holders.

               (ii) Notwithstanding any other provision of this Section 2, if the representative of the underwriters advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the Company shall so advise all holders of Registrable Shares and other shareholders whose securities would otherwise be underwritten pursuant to such registration, and the number of Registrable Shares and other securities that may be included in the registration and underwriting shall be allocated in the following manner: the securities to be offered by the Company and the securities of the Company held by officers and directors of the Company (other than Registrable Shares) shall be excluded from such registration and underwriting to the extent required by such limitation, and, if a limitation on the number of shares is still required, the Other Registrable Shares shall be excluded pro rata with Registrable Shares, unless another method of determining such exclusion is specified in the agreements governing the Other Registrable Shares, according to the relative number of Other Registrable Shares requested to be included in such registration and underwriting, from such registration and underwriting to the extent required by such limitation, and, if a limitation on the number of shares is still required, the number of Registrable Shares that may be included in the registration and underwriting shall be allocated among all holders of Registrable Shares in proportion, as nearly as practicable, to the respective amounts of Registrable Shares which they had requested to be included in such registration at the time of filing the registration statement. No Registrable Shares or any other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall also be included in such registration.

                (iii) If the Company or any officer, director or holder of Registrable Shares or Other Registrable Shares who has requested inclusion in such registration and underwriting as provided above disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. The securities so withdrawn shall also be withdrawn from registration.

     40. EXPENSES OF REGISTRATION. The Company shall bear all Registration Expenses incurred in connection with any registration, qualification or compliance of the Registrable Shares pursuant to this Agreement. All Selling Expenses shall be borne by the holders of the securities so registered pro rata on the basis of the number of their shares so registered (except for the fees and disbursements of counsel to the Investors).

     41. REGISTRATION PROCEDURES. Pursuant to this Agreement, the Company will keep each holder of Registrable Shares advised in writing as to the initiation of a registration under this Agreement and as to the completion thereof. At its expense, the Company will:

          a.iii Use reasonable efforts to keep such registration effective for a period of one hundred eighty (180) days or until the holder or holders of Registrable Shares have completed the distribution described in the registration statement relating thereto or until the securities registered cease to be Registrable Shares, whichever first occurs;

          b.iii Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of securities covered by such registration statement;

          c.iii Furnish such number of prospectuses and other documents incidental thereto, including any amendment of or supplement to the prospectus, as a holder of Registrable Shares from time to time may reasonably request;

          d.iii use reasonable efforts to (i) register and qualify the Registrable Shares covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as the Investors who hold a majority in interest of the Registrable Shares being offered reasonably request, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect until such date set forth in clause (a) above and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Shares for sale in such jurisdictions; PROVIDED, HOWEVER, that the Company shall not be required in connection therewith or as a condition thereto to (I) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d),
     (II) subject itself to  general,  taxation  in  any such jurisdiction,
     (III) file a general consent to service of process in any such jurisdiction, (IV) provide any undertakings that cause more than nominal expense or burden to the Company or (V) make any change in its charter or by-laws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders;

          e.iii in the event Investors who hold a majority in interest of the Registrable Shares being offered in the offering select underwriters for the offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering;

          f.iii as promptly as practicable after becoming aware of such event, notify each Investor of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to each Investor as such Investor may reasonably request;

          g.iii as promptly as practicable after becoming aware of such event, notify each Investor who holds Registrable Shares being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the Commission of any stop order or other suspension of effectiveness of the Registration Statement at the earliest possible time;

          h.iii permit a single firm of counsel designated as selling stockholders' counsel by the Investors who hold a majority in interest of the Registrable Shares being sold to review the Registration Statement and all amendments and supplements thereto a reasonable period of time prior to their filing with the Commission, and shall not file any document in a form to which such counsel reasonably objects;

          i.iii make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement;

          j.iii at the request of the Investors who hold a majority in interest of the Registrable Shares being sold, furnish on the date that Registrable Shares are delivered to an underwriter for sale in connection with the Registration Statement (i) a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters; and (ii) an opinion, dated such date, from counsel representing the Company for purposes of such Registration Statement, in form and substance as is customarily given in an underwritten public offering, addressed to the underwriters and the Investors;

          k.iii   make  available  for  inspection  by  any  Investor,  any
     underwriter participating in any disposition pursuant to the Registration Statement, and any attorney, accountant or other agent retained by any such Investor or underwriter (collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable each Inspector to exercise its due diligence responsibility, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence; PROVIDED, HOWEVER, that each Inspector shall hold in confidence and shall not make any disclosure (except to an Investor) of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction or (iii) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into confidentiality agreements (in form and substance satisfactory to the Company) with the Company with respect thereto, substantially in the form of this Section 3(k). Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. The Company shall hold in confidence and shall not make any disclosure of information concerning an Investor provided to the Company pursuant to Section 4(e) hereof unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction or
     (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Investor, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information;

          l.iii use its best efforts either to (i) cause all the Registrable Shares covered by the Registration Statement to be listed on a national securities exchange and on each additional national securities exchange on which similar securities issued by the, Company are then listed, if any, if the listing of such Registrable Shares is then permitted under the rules of such exchange or (ii) secure designation of all the Registrable Shares covered by the Registration Statement as a National Association of Securities Dealers Automated Quotations System ("NASDAQ") "national market system security" within the meaning of Rule 11Aa2-1 of the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act") , and the quotation of the Registrable Shares on the NASDAQ National Market or, if, despite the Company's best efforts to satisfy the preceding clause
     (i) or (ii) , the Company is unsuccessful in satisfying the preceding clause (i) or (ii) , to secure listing on a national securities exchange or NASDAQ authorization and quotation for such Registrable Shares and, without limiting the generality of the foregoing, to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. ("NASD") as such with respect to such Registrable Shares;

          m.iii provide a transfer agent and registrar, which may be a single entity, for the Registrable Shares not later than the effective date of the Registration Statement;

          n.iii cooperate with the Investors who hold Registrable Shares being offered and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Shares to be offered pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts as the case may be, as the managing underwriter or underwriters, if any, or the Investors may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or the Investors may request; and

          o.iii take all other reasonable actions necessary to expedite and facilitate disposition by the Investor of the Registrable Shares pursuant to the Registration Statement.

     42.  INDEMNIFICATION.

     a.iii The Company will indemnify each holder of Registrable Shares, each of its officers, directors and partners, and each person controlling such holder of Registrable Shares, with respect to which registration has been effected pursuant to this Agreement, and each underwriter, if any and each person who controls any underwriter, and their respective counsel against all claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, or other document incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company in connection with any such registration and will reimburse each such holder of Registrable Shares, each of its officers, directors and partners, and each person controlling such holder of Registrable Shares, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses as they are reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided, however, that the indemnity contained in this Section 5(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Company; and provided further that the Company shall not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such holder of Registrable Shares or underwriter and stated to be specifically for use therein. The foregoing indemnity agreement is further subject to the condition that insofar as it relates to any untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus, such indemnity agreement shall not inure to the benefit of the foregoing indemnified parties if copies of a final prospectus correcting the misstatement, or alleged misstatement, omission or alleged omission upon which such loss, liability, claim or damage is based is timely delivered to such indemnified party and a copy thereof was not furnished to the person asserting the loss, liability, claim or damage.

     b.iii Each holder of Registrable Shares will, if Registrable Shares held by it are included in the securities as to which such registration is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a Registration Statement, each person who controls the Company or such underwriter within the meaning of the Securities Act and the rules and regulations thereunder, each other such holder of Registrable Shares and each of its officers, directors and partners, and each person controlling such holder of Registrable Shares, and their respective counsel (collectively, the "Company, Underwriters and Counsel") against all claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact relating to such Holder contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein relating to such holder or necessary to make the statements therein relating to such holder not misleading or any violation by such holder of any rule or regulation promulgated under the Securities Act applicable to such holder and relating to action or inaction required of such holder in connection with any such registration; and will reimburse the Company, such holders of Registrable Shares, directors, officers, partners, persons, underwriters or control persons for any legal or any other expense reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) relating to such holder is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such holder of Registrable Shares and stated to be specifically for use therein; provided, however, that such indemnification obligations shall not apply if the Company modifies or changes to a material extent written information furnished by such Holder. Each holder of Registrable Shares will, if Registrable Shares held by it are included in the securities as to which such registration is being effected, indemnify the Company, Underwriters and Counsel against all claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof), arising out of or based on any sale of Registrable Shares made by such holder following receipt by such holder of written notice from the Company, Underwriters or Counsel that the registration statement filed with respect to such Registrable Shares contains an untrue statement of material fact or omits to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     c.iii To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 5 to the fullest extent permitted by law; PROVIDED, HOWEVER, that (a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 5, (b) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Shares who was not guilty of such fraudulent misrepresentation and (c) contribution by any seller of Registrable Shares shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Shares.

     d.iii Each party entitled to indemnification under this Section 5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld or delayed), and the Indemnified Party may participate in such defense at such Indemnified Party's expense. No Indemnifying Party, in the defense of any such claim or litigation, shall except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an
Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

     43. AGREEMENTS OF HOLDERS OF REGISTRABLE SHARES. Each holder of Registrable Shares shall furnish to the Company such information regarding such holder of Registrable Shares and the distribution proposed by such holder of Registrable Shares as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration referred to in this Agreement.

     44. REPORTS UNDER EXCHANGE ACT. With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit the Investors to sell securities of the Company to the public without registration and without imposing restrictions arising under the federal securities laws on the purchases thereof ("Rule 144") the Company agrees to:

          a.iii make and keep public information available, as those terms are understood and defined in Rule 144;

          b.iii file with the Commission in a timely manner, all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          c.iii furnish to each Investor so long as such Investor owns Registrable Shares, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.


     45.  MISCELLANEOUS.

          (A)  GOVERNING  LAW.   This  agreement  shall  be governed by and
construed in accordance with the laws of the State of Illinois without giving effect to conflict of laws of such jurisdiction.

          (B) SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

          (C) ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof.

          (D) NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first-class mail, postage prepaid, or delivered by hand or by messenger or courier delivery service, addressed (a) if to an Investor at 27 Wellington Road, Cork, Ireland, Attention: James O'Brien, with a copy to HW Finance, L.L.C, 4000 Thanksgiving Tower, 1601 Elm Street, Dallas, Texas 75204,
Attention: Barrett N. Wissman, or at such other address as such Investor shall have furnished to the Company in writing, or (b) if to the Company at 919 Springer Drive, Lombard, Illinois 60148, Attn: President, or at such other address as the Company shall have furnished to each Investor and each such other holder in writing.

          (E) DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any holder of any Registrable Shares, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereunder occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any party of any provisions of conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

          (F) COUNTERPARTS. This agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

          (G) SEVERABILITY. In the case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          (H) AMENDMENTS. The provisions of this Agreement may be amended at any time and from time to time, and particular provisions of this Agreement may be waived, with and only with an agreement or consent in writing signed by the Company and by the Investors currently holding fifty percent (50%) of the Registrable Shares as of the date of such amendment or waiver.

          (I)  TERMINATION OF REGISTRATION  RIGHTS.   This Agreement  shall
terminate at such time as there ceases to be at least 50 shares of Preferred Stock.



                     [SIGNATURE PAGE FOLLOWS]



REGISTRATION RIGHTS AGREEMENT - PAGE 48
(SUCCESSORIES, INC.)

     The foregoing Registration Rights Agreement is hereby executed as of the date first above written.

COMPANY:                          INVESTORS:

SUCCESSORIES, INC.                SEACREST CAPITAL LIMITED


By:                               By:
Name:                    Name:
Title:                   Title:


                                  FAIRWAY CAPITAL LIMITED


                                  By:
                                  Name:
                                  Title:





REGISTRATION RIGHTS AGREEMENT - PAGE 48
(SUCCESSORIES, INC.)


                             EXHIBIT B

                BOOK ENTRY TRANSFER AGENT AGREEMENT

    This Book Entry Transfer Agent Agreement (this "Agreement"), dated September 16, 1996, between SUCCESSORIES, INC., an Illinois corporation (the "Company"), SEACREST CAPITAL LIMITED, a Nevis West Indies corporation ("Seacrest"), FAIRWAY CAPITAL LIMITED, a Nevis West Indies corporation ("Fairway") (Seacrest and Fairway collectively being referred to as the "Holders") and ILLINOIS STOCK TRANSFER COMPANY (the "Transfer Agent").

                         R E C I T A L S:

    WHEREAS, pursuant to that certain Regulation S Securities Subscription Agreement dated the date hereof (the "Subscription Agreement") by and among the Company and the Holders, the Company agreed to issue to the Holders an aggregate of $2,000,000 principal amount of Series A Cumulative Convertible Preferred Stock (the "Preferred Stock"), with the preferences, rights and designations set forth in the Certificate of Designation of the Company (as such term is defined in the Subscription Agreement); and

    WHEREAS, the Company and the Holders have agreed to enter into this Agreement with the Transfer Agent to provide for (i) the closing of the issuance of the Preferred Shares and (ii) a "book entry" system of accounting for the Preferred Shares; and

    WHEREAS, the Transfer Agent is willing to (i) serve as an escrow agent to facilitate the closing under the Subscription Agreement, (ii) hold the Preferred Shares on behalf of the Holders, and (iii) establish a book entry system of accounting for the Preferred Shares, on the terms hereafter described.

    NOW, THEREFORE, in consideration of the foregoing, the parties hereby agree as follows:

    46. CLOSINGS. The Transfer Agent hereby agrees to act as an escrow agent to facilitate the Closings as follows:

                         (a)      On  the  date  hereof,  the Holders shall
wire transfer to an account designated by the Transfer Agent $1,580,000 in the aggregate (the "Purchase Price"), and the Company shall deliver to the Transfer Agent the Preferred Shares in the names of the Holders and in the amounts as set forth on SCHEDULE 1 hereto;

                         (b)      Immediately  following  such  deliveries,
together with a delivery from the Company to the Transfer Agent of a fully executed copy of the Subscription Agreement, the Transfer Agent shall wire transfer the Purchase Price, less the Consulting Fee (as hereafter defined), to the Company pursuant to wire transaction instructions as provided by the Company. The Company hereby directs the Transfer Agent to wire transfer $47,400 of the Purchase Price (the "Consulting Fee") to Alpine Capital Partners (Evan Bines) (the "Consultant") in consideration of certain services provided by the Consultant to the Company; and

                         (c)      The  Transfer  Agent  shall  deliver  the
Preferred Shares to the Holders at the following address:

                                  38 Hertford Street
                                  London, S.W.I.
                                  Attn:  James A. Loughran



Following the termination of the Restricted Period (as defined in the Subscription Agreement), the Holders shall direct Mr. Loughran to deliver the Preferred Shares to the Transfer Agent at the address specified in
Section 9 below, and the Transfer Agent shall thereafter hold the Preferred Shares for the benefit of the Holders, as hereafter described.

    47. OWNERSHIP OF PREFERRED SHARES. Record and beneficial ownership of the Preferred Shares shall remain in the name of the Holders (unless and until transferred pursuant to the terms thereof, with written notice thereof to the Transfer Agent). Any transfer or purported transfer of the Preferred Shares (1) not made pursuant to the terms of the Preferred Shares or (2) properly noticed to the Transfer Agent shall be null and void AB INITIO and shall not be given effect thereto by the Transfer Agent.

    48.                  PAYING AGENT.   The  Transfer  Agent  shall act as
paying agent for the Preferred Shares. Accordingly, all payments of dividends or redemption amounts required of the Company related to the Preferred Shares as described in the Certificate of Designation shall be made to the Transfer Agent for the account and benefit of the holders of such Preferred Shares as registered on the books of the Transfer Agent (each, a "Registered Holder"). Upon the receipt of any such payment of dividends or redemption amounts, in cash, the Transfer Agent shall promptly wire transfer such sum to the account of the Registered Holders as follows:

    SEACREST                          FAIRWAY

    Bank One Texas, N.A.              Bank One Texas, N.A.
    ABA # 111000614                   ABA # 111000614
    Credit Seacrest Capital Limited Credit Fairway Capital Limited
    # 188-290-2776                    # 182-215-0551

    ALL OTHER REGISTERED HOLDERS

    Such account as is reflected on the books of the Transfer Agent

    49. ACCOUNTING AGENT. The Transfer Agent shall act as the accounting agent of the Company and the Registered Holders and shall establish and maintain a book entry system of accounting for the Preferred Shares (the "Accounting Ledger") crediting (reducing) the outstanding
Liquidation Preference (as such term is defined in the Certificate of Designation) by all (i) payments in cash made by the Company to the Transfer Agent as paying agent as required pursuant to Section 3 above, and
(ii) by the appropriate amount upon delivery of Converted Stock to the applicable Registered Holder following receipt of a Notice of Conversion (as each such term is defined in Section 5 below). At such time as the balance of the Liquidation Preference for the Preferred Shares as reflected on the Accounting Ledger is zero following the procedures described in this Agreement, the Transfer Agent shall return such Preferred Shares to the Company marked "Cancelled".

    50. ISSUANCE OF CONVERTED SHARES. The Company and the Holders hereby agree that any "Notice of Conversion" deliverable by any
Registered Holder under Paragraph 4.F "CONVERSION METHOD" of the Certificate of Designation shall be delivered to the Transfer Agent in lieu of delivery to the Company. Upon receipt by the Transfer Agent of any such Notice of Conversion (including a Notice of Conversion delivered by facsimile) (each a "Notice of Conversion") from any Registered Holder the Company hereby irrevocably directs the Transfer Agent to:

                         (a)      immediately deliver  a copy of the Notice
of Conversion to the Company, by facsimile, which shall set forth the number of shares of common stock of the Company (the "Converted Stock") to be issued to such Registered Holder in connection therewith; and

                         (b)      issue   the   "appropriate   number"  (as
described in Section 6 below) of shares of Converted Stock, without restrictive legend, directly to the applicable Registered Holder, within two (2) business days of the date of receipt of the Notice of Conversion.

Contemporaneously herewith, the Company's legal counsel shall deliver to the Transfer Agent an opinion certifying that the certificates representing the Converted Stock may be issued in the name of the Registered Holder, without restrictive legend, commencing after the Restricted Period; PROVIDED (i) the representations and warranties made by the Holders under the Subscription Agreement are true and correct in all material respects and (ii) no change in law or administrative rules governing Regulation S (as defined in the Subscription Agreement) have occurred which would prevent such issuance without restrictive legend.

    51.                  DISPUTE  AS TO NUMBER OF CONVERTED  SHARES  TO  BE
ISSUED. In the event the Company disputes the number of shares of Converted Stock to be issued by the Company to a Registered Holder pursuant to a Notice of Conversion claimed by the Registered Holder, by virtue of the conversion price or other information set forth in such Notice of Conversion, the Company nevertheless directs the Transfer Agent to issue to the applicable Registered Holder a number of shares of Converted Stock equal to the LESSER OF the number of shares set forth in the Notice of Conversion or the number of shares the Company, using good faith efforts, notifies the Transfer Agent should be delivered (provided such notice is presented by the Company to the Transfer Agent, with a copy to the Registered Holder delivering the Notice of Conversion, within two (2) business days of the receipt of the Notice of Conversion by the Transfer Agent). As to the remaining disputed number of shares, the Transfer Agent shall submit the dispute within one (1) business day to the Transfer Agent's customary outside legal counsel ("Counsel") for determination. The Company and the Holders hereby authorize the Counsel to resolve any such dispute and notify the Company, the applicable Registered Holder and the Transfer Agent of the result as soon as possible. The Company irrevocably directs the Transfer Agent to issue to the Registered Holder any additional shares of Converted Stock which the Registered Holder is entitled, based upon the Counsel's determination. The Transfer Agent is authorized to rely on the Counsel's results upon receipt of the same. Any such issuance shall relieve the Transfer Agent and the Counsel of any liability to the Company or the Registered Holder, as applicable, but such calculation shall not be binding upon either the Registered Holder or the Company, each of which preserves all rights to dispute against the other the number of Converted Shares issuable with respect to any Notice of Conversion.

    52. TERMINATION. This Agreement shall terminate promptly upon the earlier to occur of (1) written demand by all of the Registered Holders of their respective Preferred Shares or (2) no Liquidation Preference remains with respect to any of the Preferred Shares.

    53.                  FEES.   The  Company  hereby  agrees  to  pay  the
Transfer Agent for all services rendered hereunder.

    54. NOTICES. Any notice or demand to be given or that may be given under this Agreement shall be in writing and shall be (a) delivered by hand, or (b) delivered through or by expedited mail or package service, or (c) transmitted by telecopy, in each case with personal delivery acknowledged, addressed to the parties as follows:

                         As to the Company: 919 Springer Drive
    Lombard, Illinois  60148
    Telephone:  630-953-8440
    Fax:  630-953-0014
    Attn:  President

                         As to either Holder: 27 Wellington Road
    Cork, Ireland
    Telephone:  011-44-171-355-4975
    Fax:  011-44-175-355-2051
    Attn:  James Loughran

    With a copy to:               HW Finance, L.L.C.
                                  1601 Elm Street
                                  4000 Thanksgiving  Tower
                                  Dallas, Texas  75201
                                  Telephone:  214-720-1600
                                  Fax:  214-720-1662
                                  Attn:  Barrett Wissman

    As to any other               As set forth on the books of
                                Registered Holder: the Transfer Agent.

                         As to the Transfer
                         Agent 223 West Jackson Blvd.
    Suite 1210
    Chicago, Illinois  60606
    Telephone:  (312) 427-2953
    Fax:  (312) 427-2953


    55. NONCONTRAVENTION. The Company agrees that it will not at any time take any action or undertake any activity that would in any way impede, restrict or limit the right and ability of the Registered Holders to convert the Preferred Shares into shares of Converted Stock pursuant to the terms and provisions of this Agreement. Accordingly, the Company agrees that the instructions and procedures set forth above in this Agreement constitute irrevocable instructions, directions and authorizations to the Transfer Agent and that the Transfer Agent is authorized to disregard any written or oral communication received by it from the Company or otherwise that could in any way be construed to constitute an authorization or direction for the Transfer Agent to act contrary to, or to not faithfully comply with, the irrevocable instruction, direction and authorization set forth herein. Each of the Registered Holders is an intended third party beneficiary of these irrevocable instructions.

    56. INDEMNIFICATION. The Company agrees to indemnify and hold harmless the Transfer Agent, each officer, director, employee and agent of the Transfer Agent, and each person, if any, who controls the Transfer Agent within the meaning of the Securities Act of 1933, as amended (the "Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act") against any losses, claims, damages, or liabilities, joint or several, to which it, they or any of them, or such controlling person, may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the performance by the Transfer Agent of its duties pursuant to the Agreement; and will reimburse the Transfer Agent, and each officer, director, employee and agent of the Transfer Agent, and each such controlling person for any legal or other expenses reasonably incurred by it or any of them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company will not be liable in any case if such loss, claim, damage or liability arises out of or is based upon any action not taken in good faith, or any action or omission that constitutes gross negligence or willful misconduct.

    Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the Company under this Section, notify in writing the Company of the commencement thereof, and failure so to notify the Company will relieve the Company from any liability under this Section as to the particular item for which indemnification is then being sought but not from any other liability which it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies the Company of the commencement thereof, the Company will be entitled to assume the defense thereof, with counsel who shall be to the reasonable satisfaction of such indemnified party. The Company shall not be liable to any such indemnified party on account of any settlement of any claim of action effected without the consent of the Company.

    57. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to conflicts of law rules of such jurisdiction.

    58. ENTIRE AGREEMENT; AMENDMENTS. This Agreement, constitutes the full and entire understanding of the parties with respect to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged, or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

    59.                  COUNTERPARTS.   This Agreement may be executed  in
one or more counterparts and by facsimile signature.





















                     [SIGNATURE PAGE FOLLOWS]



BOOK ENTRY TRANSFER AGENT AGREEMENT - PAGE 62
(SUCCESSORIES, INC.)


    IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the date first above written.

                                                            SUCCESSORIES,
INC.


                                      By:
                                      Title:


                                                            SEACREST
CAPITAL LIMITED


                                      By:
                                      Title:


                                                            FAIRWAY CAPITAL
LIMITED


                                      By:
                                      Title:



ILLINOIS STOCK TRANSFER COMPANY


                                      By:
                                      Title:



BOOK ENTRY TRANSFER AGENT AGREEMENT - PAGE 62
(SUCCESSORIES, INC.)

                            SCHEDULE 1


  SHARES         Liquidation Value       Number of Preferred
                OF PREFERRED SHARES     Shares ($5,000    Purchase Price OF
                                       LIQUIDATION PREFERENCES)   PREFERRED
Seacrest Capital              $740,000          148             $584,600
Limited
Fairway Capital Limited     $1,260,000          252             $995,400
Total                       $2,000,000        2,000           $1,580,000





























44863.3H



BOOK ENTRY TRANSFER AGENT AGREEMENT - PAGE 62
(SUCCESSORIES, INC.)